                                                                   EXHIBIT 99.5

                                                                          [SEAL]

                  ROYALTY ASSIGNMENT, CONFIRMATION, AMENDMENT,
                           AND RESTATEMENT OF ROYALTY,
                                  AND AGREEMENT


      THIS INSTRUMENT, referred to as "this Assignment," dated as of November 30, 1995, (the "Effective Date"), is among BARRICK BULLFROG INC., a Delaware corporation ("Bullfrog"), P.O. Box 119, Toronto, Canada M5J 2J3, BARRICK GOLDSTRIKE MINES INC., a Colorado corporation ("Goldstrike"), P.O. Box 29, Elko, Nevada 89803, and ROYAL HAL CO., a Delaware corporation ("RHC"), 1200 Parkview Drive, Elko, Nevada 89801


                                    RECITALS

      A. As successor by mesne conveyances, mergers and name changes (described in more detail in recitals B through L below) to Long Lac Mineral Exploration Limited, an Ontario, Canada corporation ("Long Lac"), Bullfrog owns a royalty interest (the "Lac Royalty") that constitutes a burden upon and interest in the S.J. #l through #14 patented mining claims situated in Eureka County, Nevada, which are more particularly described in Exhibit A hereto (the "SJ Claims"), and other properties.

      B. The Lac Royalty was reserved by Long Lac, the beneficial owner of 100% interest in possessory title to the S.J. Nos. 1 through 16 unpatented mining claims (the "SJ unpatented claims") in that certain Assignment and Agreement dated February 24, 1979 between Long Lac and Western States Minerals Corporation ("WSMC"), a copy of which is attached as Exhibit B, covering the S.J. unpatented claims and other properties.

      C. The Assignment and Agreement was amended by First Amendment to Assignment and Agreement dated as of October 16, 1981 between Long Lac and WSMC (the "First Amendment"), a copy of which is attached as Exhibit C, which made the S.J. unpatented claims subject to the Lac Royalty in the amount of 5% of net smelter returns, and contained a ratification and confirmation of the Lac Royalty by WSMC, the record owner of possessory title to the S.J. unpatented claims.

      D. By Assignment dated as of December 1, 1982, a copy of which is attached as Exhibit D, the Lac Royalty was assigned by Long Lac to Long Lac Mineral Exploration (Texas) Inc., a Texas corporation.

      E. On December 31, 1983, Long Lac Mineral Exploration (Texas), Inc. merged into Willroy Mines (Texas), Inc., a Texas corporation, as evidenced by Certificate of Merger of Domestic Corporations issued by the Secretary of State of Texas and Articles of Merger of Long Lac Mineral Exploration (Texas), Inc. into Willroy Mines (Texas), Inc., copies of which are attached as Exhibit E.

      F. Willroy Mines (Texas), Inc. changed its name to Long Lac Mineral Exploration (Texas), Inc., as evidenced by Articles of Amendment by the Sole Shareholder to the Articles of Incorporation of Willroy Mines (Texas), Inc. dated March 26, 1984 and Certificate of Amendment issued by the Secretary of State of Texas dated April 6, 1984, copies of which are attached as Exhibit F.

      G. Long Lac Mineral Exploration (Texas), Inc. changed its name to Lac Minerals (USA), Inc., as evidenced by Articles of Amendment to Articles of Incorporation dated April 15, 1987, and Certificate of Amendment issued by the Secretary of State of Texas dated April 27, 1987, copies of which are attached as Exhibit G.

      H. Lac Minerals Ltd., an Ontario, Canada corporation (formerly Long Lac), and Lac Minerals (USA), Inc. entered into an Amending Agreement dated as of November 24, 1987, a copy of which is attached as Exhibit H, which amended the Assignment referred to in Recital D above.

      I. The Assignment and Agreement was further amended, and ratified and confirmed as amended, in a Second Amendment to Assignment and Agreement dated as of December 18, 1989 between Lac Minerals (USA), Inc. and Barrick Goldstrike Mines Inc., a copy of which is attached as Exhibit I.

      J. Effective December 31, 1991, Lac Minerals (USA), Inc., a Texas corporation, merged with and into Bond Gold Holding, Inc., a Delaware corporation, and the name of the surviving corporation was changed to LAC Minerals (USA) Inc., a Delaware corporation, as evidenced by Articles of Merger of LAC Minerals (USA) Inc. with and into Bond Gold Holdings, Inc., a Certificate of Merger issued by the Secretary of State of Delaware based on documents filed in that office on December 24, 1991, and a Certificate of Merger issued by the Secretary of State of State of Texas dated December 27, 1991, copies of which are attached as Exhibit J.

      K. By Assignment of Royalty Interest dated as of December 31, 1993, a copy of which is attached as Exhibit K, Lac Minerals (USA) Inc., a Delaware corporation, assigned the LAC Royalty to Lac Bullfrog Inc., a Delaware corporation.

      L. Lac Bullfrog Inc. changed its name to Barrick Bullfrog Inc., as evidenced by Certificate of Amendment of Certificate of Incorporation of Lac Bullfrog Inc. dated March 29, 1995 and filed with the Delaware Secretary of State on April 5, 1995, a copy of which is attached as Exhibit L.

      M. Bullfrog desires to assign a portion of the Lac Royalty as it applies to the SJ Claims (referred to as the "SJ Claims Royalty") to RHC hereunder pursuant to that certain Royalty Purchase and Sale Agreement of even date herewith among RHC, Bullfrog, and Goldstrike (the "Royalty Purchase and Sale Agreement").


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      N. Goldstrike, a subsidiary of Barrick Gold Corporation, an Ontario Canada corporation ("BGC"), is an affiliate of Bullfrog, which is also a subsidiary of BGC. Goldstrike owns the SJ Claims.

      O. Bullfrog and Goldstrike desire to confirm the SJ Claims Royalty insofar as it relates to the SJ Claims, which were patented on May 16, 1994.

      P. Bullfrog, Goldstrike, and RHC desire to amend and restate the SJ Claims Royalty.


                                    AGREEMENT

      For and in consideration of the mutual covenants set forth in the Royalty Purchase and Sale Agreement, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree and take action as follows:

      1.    Confirmation and Grant of Royalty.

            Goldstrike and Bullfrog hereby warrant that Bullfrog owns the SJ Claims Royalty free and clear of material defects, liens, encumbrances and liabilities that might adversely affect the SJ Claims Royalty. For purposes of establishing record title thereto, Goldstrike hereby confirms the grant of and grants and conveys to Bullfrog a royalty of five percent (5%) of Net Smelter Returns (as herein defined) from the production of minerals mined and sold from the SJ Claims, which grant is, as specifically acknowledged and agreed by Bullfrog, in confirmation of the royalty previously reserved by Long Lac, the predecessor in title to Bullfrog, and is not in addition to such reserved royalty. For purposes of this instrument, the royalty herein confirmed and granted shall continue to be referred to as the SJ Claims Royalty.

     2.     Assignment.

            Bullfrog hereby grants, conveys, and assigns to RHC twenty percent of the SJ Claims Royalty which shall be subject to the provisions hereof. The royalty so assigned is referred to herein as the "RHC SJ Claims Royalty." It is the intent of the parties that as a result of such assignment RHC will hold a royalty of 1% of Net Smelter Returns from the production of minerals mined and sold from the SJ Claims and Bullfrog will hold a royalty of 4% of Net Smelter Returns from the production of minerals mined and sold from the SJ Claims (the "Bullfrog SJ Claims Royalty").

     3.    Modification and Restatement of Royalty.

            Goldstrike, Bullfrog, and RHC hereby agree that the SJ Claims Royalty (and by extension the Bullfrog SJ Claims Royalty and the RHC SJ Claims Royalty) is amended and restated in its entirety as follows and that all previous agreements constituting the SJ Royalty are superseded and replaced by the following. For convenience of reference, the term "Producer"


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means Goldstrike and its successors and assigns, and the term "Royalty Owner" is used to mean Bullfrog or RHC and their respective successors and assigns.

            (a) Net Smelter Returns. "Net Smelter Returns" shall be equal to the Net Value (as hereinafter defined) of all minerals mined and removed from the SJ Claims.

            (b) Net Value Defined. As used herein, "Net Value" means, (i) with respect to gold and silver (referred to as "Precious Metals"), the Gross Value of such Precious Metals, less Allowable Deductions, and (ii) with respect to all other minerals, the actual proceeds received from the sale of such minerals, less Allowable Deductions.

            (c) Allowable Deductions Defined. As used herein, "Allowable Deductions" means, with respect to Precious Metals, only the following costs, charges, and expenses paid or incurred by or for Producer after production of dore, whether at the SJ Claims or elsewhere:

                (i) charges for treatment by an independent, third party, commercial refinery in the refining process (including handling, processing, interest and provisional settlement fees, sampling, assaying and representation costs, penalties and other processor deductions) or equivalent charges, if Precious Metals are refined at a refinery that is not an independent third party;

                (ii) actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of such transportation) of dore from the SJ Claims or other facility producing dore to the place of additional treatment and to the place of sale; and

                (iii) sales, use, severance, net proceeds of mine, ad valorem taxes and other taxes applicable under state, federal, or local law, relating to production or sale of Precious Metals from the SJ Claims (but excluding income taxes).

            No costs for the mining, treatment or beneficiation at or near the SJ Claims or for the transportation of ores or mineral products from the SJ Claims to any facility located in Elko or Eureka Counties, Nevada for treatment, processing, upgrading, beneficiation, or refining to produce dore or any less refined product shall be deducted from the proceeds received or deemed to be received by Producer to calculate the royalty due hereunder.

            "Allowable Deduction" means, with respect to minerals other than Precious Metals, only the following costs, charges, and expenses paid or incurred by Producer:

                (i) charges for treatment by an independent, third party, commercial smelter or refinery in the smelting and refining processes (including handling, processing, interest and provisional settlement fees, sampling, assaying and representation costs, penalties and other processor deductions);

                (ii) actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason


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of or in the course of such transportation), (A) in the case of ores, from the
SJ Claims to the place of sale, or if the ores are further treated by an unrelated third party prior to sale, from the SJ Claims to such place of treatment and then to the place of sale, or (B) in the case of concentrates or other beneficiated products derived after the treatment of ores from the SJ Claims at facilities owned by Producer or its Affiliates, from such place of treatment to the place of sale, or if further treated prior to sale, from such place of treatment by Producer to the place of additional treatment and then to the place of sale.

                (iii) sales, use, severance, net proceeds of mine, ad valorem taxes and other taxes applicable under state, federal or local law, relating to production or sale of such minerals from the SJ Claims (but excluding income taxes).

        (d) Gross Value Defined. "Gross Value" shall have the following meaning:

                (i) If Producer or an Affiliate of Producer (as defined below) causes refined gold meeting or exceeding generally accepted commercial standards for the sale of refined gold ("Refined Gold") to be produced from ores mined from the SJ Claims and, for purposes of determining Net Smelter Returns, the Refined Gold shall be deemed to have been sold at the Monthly Average Gold Price for the month in which it was refined, and the Gross Value shall be determined by multiplying Gold Production during the calendar month by the Monthly Average Gold Price. As used in this Agreement, "Gold Production" means for each calendar month the quantity of Refined Gold outturned to Producer's pool account (or to a third-party account for the benefit of Producer) by a refinery from ore mined from the SJ Claims on either a provisional or final settlement basis. As used herein, "Monthly Average Gold Price" means the average London Bullion Market Association P.M. Gold Fix, calculated by dividing the sum of all such prices reported for the month by the number of days for which such prices were reported.

                If the London Bullion Market Association P.M. Gold Fix ceases to be made or published, all such references shall be replaced with references to prices of gold for immediate delivery in the most nearly comparable established market reasonably selected by Producer as such prices are published in "Metals Week" or a similar publication.

                (ii) If Producer or an Affiliate of Producer causes refined silver meeting or exceeding generally accepted commercial standards for the sale of refined silver ("Refined Silver") to be produced from ore mined from the SJ Claims and, for purposes of determining the Net Smelter Returns the Refined Silver shall be deemed to have been sold at the Monthly Average Silver Price for the month in which it was refined, and the Gross Value shall be determined by multiplying Silver Production during the calendar month by the Monthly Average Silver Price. As used herein, "Silver Production" means for each calendar month the quantity of silver outturned to Producer's pool account (or to a third-party account for the benefit of Producer) by a refinery from ore mined from the SJ Claims on either a provisional or final settlement basis. As used herein, "Monthly Average Silver Price" means the average New York Silver Price as published daily by Handy & Harman, calculated by dividing the sum of all such prices reported for the calendar month by the number of days for which such prices were reported.


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                If the Handy & Harman quotation ceases to be made or published, all such references shall be replaced with references to prices of silver for immediate delivery in the most nearly comparable established market selected by Producer as published in "Metals Week" or a similar publication.

                (iii) If Producer sells raw ores of Precious Metals or concentrates or dore produced from such ores mined from the SJ Claims, then the Gross Value shall be calculated as set forth in Section 3(d)(i) and (ii), except that the Gold Production or Silver Production shall, in each case, be equal to the gold or silver contained in such raw ores, concentrates or dore sold in the specified month multiplied by (A) the recovery rate contractually determined between Producer and a third party processor or (B) if there is not a specifically contracted recovery rate, then by an assumed recovery rate equal to the average actual recovery rate for such metal during beneficiation by Producer for the latest calendar quarter ended prior to such month in which ores of such metal from the SJ Claims were beneficiated by or for Producer. If such ores have not been so beneficiated by or for Producer during any such calendar quarter, the recovery rate shall be the actual recovery rate experienced by the purchaser of such ores, concentrates or dore determined in good faith by Producer:

        Gross Value for Precious Metals shall be determined as provided in this
Section 3(d) regardless of any actual selling or price protection arrangements entered into by Producer with respect to production of Precious Metals from the SJ Claims including, but not limited to, forward sales, futures trading or commodity options trading, and any other price hedging, price protection, and speculative arrangements which may involve the possible delivery of Precious Metals produced from ores mined from the SJ Claims.

        (e)     Payment In Kind.

                (i) At any time and from time to time, either Bullfrog or RHC may elect, for any calendar quarter, to receive its Royalty "in kind" by delivery of Refined Gold as hereinafter provided, by notifying Producer of such election on or before thirty (30) days prior to the commencement of the quarter. An election by Bullfrog or RHC to receive its royalty in kind shall be irrevocable for the calendar quarter for which it is made.

                (ii) The quantity of Refined Gold to be delivered to Bullfrog or RHC as the Bullfrog SJ Royalty or the RHC SJ Claims Royalty shall be determined as follows: (A) the amount of the Net Smelter Returns payable in cash shall be determined by multiplying the Net Value determined as provided in Sections 3(c) and (d) above by 1% in the case of the RHC SJ Claims Royalty and by 4% in the case of the Bullfrog SJ Claims Royalty, and (B) the quantity of Refined Gold to be paid as Royalty for the calendar quarter shall be determined by dividing the cash amount of the Net Smelter Returns payable for each month in the quarter by the Monthly Average Gold Price for the corresponding month. Producer shall instruct the refiner to credit to the account of Bullfrog and/or RHC the quantity of Refined Gold determined as above provided, or shall otherwise arrange for the delivery of Refined Gold to Bullfrog and/or RHC, with such credit or delivery to be governed by the procedures set forth in Section 3(f). Royalty Owner shall be solely responsible for all costs of maintaining its account at the refinery and for all costs and expenses incurred in connection with Refined Gold credited to its


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account, and, with respect to Refined Gold delivered to Bullfrog or RHC, for costs incurred for delivering Refined Gold to Bullfrog or RHC from the refiner as Royalty hereunder after the making of such credit by the refiner.

        (f) Payment of Proceeds Payment. The obligation to pay the SJ Claims Royalty shall accrue upon the outturn of refined Precious Metals meeting the requirements of the specified published price to Producer's account (or to a third-party account for the benefit of Producer) as provided in Sections 3(d)(i) and (ii) or the sooner sale of unrefined metals, dore, concentrates or ores, as provided in Section 3(d)(iii). Timing of royalty payments and payment procedures shall be as follows:

                (i) Net Value shall be determined on a calendar month basis. The RHC SJ Claims Royalty and the Bullfrog SJ Claims Royalty shall be paid on the fifteenth business day following the last day of the calendar quarter in which the same accrued. At the time of payment of the Royalty, Producer shall deliver to RHC and Bullfrog a statement showing in reasonable detail the quantities and grades of the refined Precious Metals, dore concentrates or ores produced and sold or deemed sold by Producer in the preceding quarter; the Average Monthly Price determined as herein provided for refined Precious Metals on which Royalty is due; Allowable Deductions; the computation of the quantity of Refined Gold delivered in kind pursuant to Section 3(e); and other pertinent information in reasonable detail to explain the calculation of the RHC SJ Claims Royalty and the Bullfrog SJ Claims Royalty with respect to each month in such quarter. Payment to RHC or Bullfrog shall be made in cash or by check, or upon 48 hours prior written notice from RHC or Bullfrog, by wire transfer to the account specified by RHC or Bullfrog in such notice, unless either RHC or Bullfrog has elected to receive payment in kind pursuant to Section 3(e). If Royalty Owner comprises more than one person (except for the distinction between RHC and Bullfrog); (A) such persons shall designate a bank or other agent to receive payment of all sums payable hereunder from Producer; (B) Producer shall have no responsibility as to the division of payments among the persons constituting Royalty Owner; (C) Producer shall not be in default with respect to any payment until 30 days after it had received delivery of an instrument signed by each person or entity constituting Royalty Owner that designates the name and address of a single agent or trustee to whom Producer shall make all payments; and (D) until Producer receives such designation, Producer may deposit such payments into a separate interest bearing account pending receipt of the designation.

                (ii) Such quarterly statement shall also list the quantity and quality of any Precious Metals dore in inventory for more than ninety (90) days. Bullfrog and RHC shall each have ten (10) business days after receipt of the statement to either: (A) elect that the dore be deemed sold as provided in Sections 3(d)(i) and (ii) above as of such tenth day utilizing the mine weights and assays for such dore and utilizing a reasonable recovery rate for refined metal and reasonable deemed charges for all Allowable Deductions, or (B) elect to wait until the time that royalties would otherwise become payable pursuant to subsection (f)(i) hereof The failure of Royalty Owner to respond within such time shall be deemed to be an election to use the method set forth in (B) above. No Royalty payment shall be due with respect to stockpiles of ores or concentrate unless and until such ores or concentrates are actually sold.


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                (iii) All Royalty payments shall be considered final and in full satisfaction of all obligations of Producer with respect thereto, unless
Bullfrog or RHC gives Producer written notice describing and setting forth a specific objection to the calculation thereof within ninety (90) days after receipt by Bullfrog or RHC of the quarterly statement herein provided for in subsection (f)(i). If Bullfrog or RHC notifies Producer with respect to a particular quarterly statement, Bullfrog or RHC, for a period of thirty (30) days after Producer's receipt of such notice, shall have the right, upon reasonable notice and at reasonable times, to have Producer's accounts and records relating to the calculation of the royalty with respect to the quarter in question audited by an independent certified public accountant reasonably acceptable to Producer. If such audit determines that there has been a deficiency or an excess in the payment made to Bullfrog or RHC such deficiency or excess shall be resolved by adjusting the next quarterly royalty payment due hereunder. Bullfrog or RHC shall pay all costs of such audit unless a deficiency in the payment made to Bullfrog or RHC of 2% (of their respective royalties) is determined to exist, in which event Producer shall pay such costs. Where Royalty Owner comprises more than one person (except for the distinction between RHC and Bullfrog), each person shall conduct joint or simultaneous audits in a manner which will result in a minimum of inconvenience to Producer.

        (g)     Quarterly Reconciliation.

                (i) If outturn of Precious Metals is made by an independent third-party refinery on a provisional basis, the Gross Value shall be based upon the amount of such provisional settlement, but shall be adjusted in subsequent statements to account for the amount of refined Precious Metals established by final settlement by such refinery. Within six months after any royalty payment made pursuant to Section 3(f)(i), Producer may reconcile any estimated Allowable Deductions reflected in such royalty payment with actual Allowable Deductions as finally determined and make adjustments therefore in subsequent statements. Any statements showing such adjustments shall be subject to Royalty Owner's rights under Section 3(f)(iii).

                (ii) In the event either Bullfrog or RHC has been underpaid, Producer shall increase subsequent royalty payments or deliveries in kind as necessary to bring Bullfrog's or RHC's royalty into balance. If Bullfrog or RHC has been overpaid, Producer shall reduce subsequent royalty payments or deliveries in kind as necessary to bring Bullfrog's or RHC's royalty into balance. In neither case will either party be required to make direct payments or repayments to the other party and neither party shall otherwise be liable to the other for any such overpayments or underpayments, except as set forth in this section, or unless sufficient additional production is not available to make the adjustments.

        (h) Transfer or Pledge of SJ Royalty. Any person constituting Royalty Owner may transfer, pledge, mortgage, charge, or otherwise encumber all or any part of its right, title, and interest in and to the RHC SJ Claims Royalty or the Bullfrog SJ Claims Royalty, provided that such transfer, pledge, mortgage, charge, or encumbrance is specifically made subject to the terms of this Assignment and the Commingling Agreement of even date among the parties to this Assignment (the "Commingling Agreement." No assignment, pledge, mortgage, transfer, or other conveyance or encumbrance of the Bullfrog SJ Claims Royalty, the RHC SJ Claims


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Royalty, or any portion thereof, shall be binding upon Producer, regardless of whether Producer has actual or constructive knowledge of the change of ownership, until 30 days after Producer has received from Royalty Owner a certified copy of the recorded instrument or instruments satisfactory, in the opinion of Producer, to evidence the change of ownership and to establish the right, title, or interest of the claiming party and the extent thereof.

        (i) Taxes. Royalty Owner shall bear and pay a percentage based upon Royalty Owner's royalty of any and all taxes assessed upon any minerals with respect to which the royalty is paid, together with a share based upon the amount of Royalty Owner's royalty of all severance, production and license taxes, or other taxes or assessments levied or assessed on account of the production of such minerals (except income taxes) whether the same are assessed to Producer or Royalty Owner or otherwise, and Producer is hereby authorized to pay all such taxes and assessments on behalf of Royalty Owner and to deduct the amount so paid from any royalties due to Royalty Owner hereunder as provided in
Section 3(c)(iii), or from the royalties due if such payments for Royalty Owner are made directly by Producer to the taxing authority. Such deductions shall not duplicate deductions for taxes made in the computation of Allowable Deductions in accordance with subsection 3(c) above.

        (j) Inspections. Any person constituting Royalty Owner, at such Royalty Owner's expense, may have a representative present at any stage when ores or mineral products derived after the treatment thereof are weighed, sampled, assayed, and the contained moisture determined, and shall upon request be furnished with a part of any sample taken. If more than one person or entity constitutes Royalty Owner, except for the distinction between RHC and Bullfrog, such inspections and sample share rights shall be exercised in a collective manner so as to minimize any inconvenience to Producer.

        (k) Records. Producer shall keep accurate records of data necessary for the computation of royalty hereunder. Producer's records, books, and accounts, that are related to the computation and payment of the royalty due hereunder shall be open to the inspection of and copying by Royalty Owner or its designated representatives at times selected by Royalty Owner upon not less than three days notice to Producer during normal business hours. Royalty Owner will honor and comply with any reasonable confidentiality restrictions placed upon such information by Producer. If more than one person or entity constitutes Royalty Owner, except for the distinction between RHC and Bullfrog, any such inspection shall be deemed to be carried out on behalf of all of such individuals and entities, and such inspections shall be limited to one each calendar quarter.

        (1) Control of Operations. Subject to Section 5.b of the Royalty Purchase and Sale Agreement, Producer shall have the sole and exclusive right to determine the timing and the manner of any mining or production from the SJ Claims and all related exploration, development and mining activities. The mining of ores from any properties not subject to the SJ Claims Royalty to the exclusion of ores and minerals that are subject to the SJ Claims Royalty shall not violate any provision hereof.

        (m) Default. Should any default in any of the terms or provisions hereof occur, Royalty Owner shall give notice to Producer in writing, as hereinafter provided,


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designating such asserted default. If Royalty Owner comprises more than one person, except for the distinction between RHC and Bullfrog, such notice shall not be valid unless it is given by, or by an authorized agent or agents on behalf of, all such persons and/or entities; provided, however, that such concurrence shall not be required as between RHC, its successors and assigns, and Bullfrog, its successors and assigns. Producer shall thereafter have a period of 60 days from the date of receipt of such notice in which to correct or commence action to correct the defaults of which it has received notice, except for the payment of funds, with respect to which the period shall be 10 days. Should Producer fail to correct said defaults or to commence action to correct said defaults within the said 10 or 60 day period, Royalty Owner may, at its election, upon written notice to Producer pursue its remedies with respect to such default.

        (n) Arbitration. All disputes, controversies or claims arising out of or relating to this Assignment, or the breach thereof, shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and such arbitration shall be governed by the provisions of the Federal Arbitration Act and the Nevada Uniform Arbitration
Act (Nev. Rev. Stat. Sec. 38.015 et seq.) or any successor Nevada law. This arbitration agreement shall be specifically enforceable, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

        (o) Commingling. Commingling of ores produced from the SJ Claims and products produced after the treatment thereof with ores and products from other areas may be made by Goldstrike in accordance with the separate Commingling Agreement among the parties.

        (p) Confidentiality. Bullfrog and RHC shall not, without the prior written consent of Producer, knowingly disclose to any third party any information or data obtained pursuant to Bullfrog's and RHC's exercise of its rights under this Assignment which is not generally available to the public; provided, however, Bullfrog or RHC may disclose information or data pertinent to this royalty: (i) if required for compliance with applicable laws rules, regulations or orders of a governmental agency or stock exchange having jurisdiction, in which event Bullfrog or RHC shall use their best efforts to provide Goldstrike with a copy of any disclosure in advance; (ii) to any third party to whom Bullfrog or RHC in good faith, anticipates selling or assigning its interest in the SJ Royalty, or (iii) to a prospective lender to whom an interest in payments of production royalties to be made to Bullfrog or RHC would be granted as security; provided that Goldstrike shall have been provided with a confidentiality agreement executed by such third party (excluding government agencies) or lender, which agreement shall include the confidentiality provisions of this Section.

        (q) Production Projections. No later than December 1, each year, Producer shall provide Bullfrog and RHC with production forecasts or other information relating to its operations on the SJ Claims sufficient to allow Bullfrog and RHC to estimate the royalty which shall be payable for the ensuing year. Such information shall be subject to Section 3(q). Goldstrike makes no representations as to the accuracy of such projections and shall have no liability if actual production deviates from the projections.

        4.      Applicability of Royalty Purchase and Sale Agreement.

                This Assignment is subject to the provisions of the Royalty Purchase and Sale Agreement, including without limitation, the representations and warranties of the parties, which shall survive independently of this Assignment.

        5.      Miscellaneous.

                (a) Successors and Assigns. This Assignment creates an interest in real property that runs with the land, and it shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                (b) Choice of Law. This Assignment shall be governed in all respects by the laws of the State of Nevada, except it choice of law rules.

                (c) Amendment. This Assignment may not be amended or supplemented except by an instrument in writing signed by all parties.

                (d) Severability. Whenever possible, each provision of this Assignment shall be interpreted in such manner as to be valid under applicable law; but, if any provision of this Assignment shall be invalid or prohibited under applicable law, such provision shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of such provision or the remaining provisions of this Assignment.

                (e) Notices. Any notice or communication required or permitted to be given hereunder shall be in writing and shall be hand delivered or sent by certified mail or telephone facsimile to the party to whom such notice is given hereunder at the address below or at such other address as such party may have notified the other party in the same manner.

      To RHC:            Royal Hal Co.
                         1200 Parkview Drive
                         Elko, NV 89801
                         Attn: R. Sean Halavais and P. Lee Halavais
                         Fax:    (702)753-4270

      To Bullfrog:       Barrick Bullfrog Inc.
                         Royal Bank Plaza
                         South Tower, Suite 2700
                         P.O. Box 119
                         Toronto, Ontario
                         Canada M5J 2J3
                         Attn: General Counsel
                         Fax: (416)861-9717

      To Goldstrike:     Barrick Goldstrike Mines Inc.
                         P.O. Box 29
                         Elko, NV 89803
                         Attn:  Mine Manager
                         Fax:  (702)738-6543

Hand delivery and mail delivery shall be effective upon receipt. Delivery by telephone facsimile shall be effective the first business day after successful transmission.

                (f) Definition of Affiliate. The term "Affiliate" used herein means any person or entity related to a party that directly or indirectly controls, is controlled by, or is under common control with that party.

        6.      Further Assurances.

                The parties shall also from time to time and at all times do such further acts and things and execute all such further documents and instruments as may reasonably be required in order to carry out and implement the true intent and meaning of this Assignment.

        IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first set forth above, and shall be deemed effective as of said date.

                                     BARRICK BULLFROG INC.

                                     By: /s/ SYBIL E. VEENMAN
                                        ----------------------------------------
                                     Name Printed: Sybil E. Veenman
                                                  ------------------------------
                                     Title: Secretary
                                           -------------------------------------


                                     BARRICK GOLDSTRIKE MINES INC.


                                     By: /s/ SYBIL E. VEENMAN
                                        ----------------------------------------
                                     Name Printed: Sybil E. Veenman
                                                  ------------------------------
                                     Title: Secretary
                                           -------------------------------------


                                     ROYAL HAL CO.

                                     By: /s/ P. LEE HALAVAIS
                                        ----------------------------------------
                                     Name Printed: P. Lee Halavais
                                                  ------------------------------
                                     Title: President
                                           -------------------------------------

STATE OF UTAH           )
                        :ss
COUNTY OF SALT LAKE     )

        On this 30th day of November, 1995, personally appeared before me, a notary public, Sybil E. Veenman, the Secretary of BARRICK BULLFROG INC., a Delaware corporation, personally known (or proved) to me to be the person whose name is subscribed to the foregoing instrument, who acknowledged that he executed the foregoing instrument on behalf of the corporation.

               Notary Public
               KATHI H. IZATT
         185 South State St. #1300           /s/ KATHI H. IZATT
[SEAL]  Salt Lake City, Utah 84111          -----------------------------------
           My Commission Expires            NOTARY PUBLIC
             November 21, 1997
               State of Utah

 My commission expires:
       11/27/97


 [SEAL]





STATE OF UTAH           )
                        :ss
COUNTY OF SALT LAKE     )

        On this 30th day of November, 1995, personally appeared before me, a notary public, Sybil E. Veenman, the Secretary of BARRICK GOLDSTRIKE MINES INC., a Colorado, corporation, personally known (or proved) to me to be the person whose name is subscribed to the foregoing instrument, who acknowledged that he executed the foregoing instrument on behalf of the corporation.

               Notary Public
               KATHI H. IZATT
         185 South State St. #1300           /s/ KATHI H. IZATT
[SEAL]  Salt Lake City, Utah 84111          -----------------------------------
           My Commission Expires            NOTARY PUBLIC
             November 21, 1997
               State of Utah

 My commission expires:
       11/27/97


[SEAL]

STATE OF UTAH           )
                        :ss
COUNTY OF SALT LAKE     )

        On this 30th day of November, 1995, personally appeared before me, a notary public, P. Lee Halavais, the President of ROYAL HAL CO., a Delaware corporation, personally known (or proved) to me to be the person whose name is subscribed to the foregoing instrument, who acknowledged that he executed the foregoing instrument on behalf of the corporation.

               Notary Public
               KATHI H. IZATT
         185 South State St. #1300           /s/ KATHI H. IZATT
[SEAL]  Salt Lake City, Utah 84111          -----------------------------------
           My Commission Expires            NOTARY PUBLIC
             November 21, 1997
               State of Utah

 My commission expires:
       11/21/97


[SEAL]

                                   EXHIBIT B

                            ASSIGNMENT AND AGREEMENT

        THIS ASSIGNMENT AND AGREEMENT, made and entered into this 24th day of February, 1979, by and between LONG LAC MINERAL EXPLORATION LIMITED, a company duly incorporated under the laws of the Province of Ontario, Canada (hereinafter called "Long Lac"), and WESTERN STATES MINERALS CORPORATION, a Utah corporation (hereinafter called "WSMC").

                                    RECITALS

        A. Long Lac holds the working interests in sixteen (16) unpatented lode mining claims, known as the SJ 1-16 claims (hereinafter called "the SJ Claims"), located by M. J. Fitzgerald in the County of Eureka, State of Nevada, as more particularly described in Exhibit A attached hereto.

        B. Long Lac holds the leasehold working interest rights in certain lands as lessee under a Mining Lease with Southern Pacific Land Company, dated February 15, 1976, No. SPL-634 (hereinafter called "the SP Lease"), as more particularly described in Exhibit B hereto. All lands covered by the SP Lease and the SJ Claims and all rights of Long Lac thereunder are sometimes hereinafter referred to collectively as the "Subject Properties".

        C. The Subject Properties, in whole or in part, are subject to a one percent (1%) net carried interest owned by H. Ranspot under that certain letter agreement dated July 7, 1975, as executed in counterparts by and between Harry Ranspot, Long Lac Minerals Exploration Limited, Belmoral Mines Limited, Great Bear Mining Limited, and Min-Ex Services Limited, and to a five percent (5%) net carried interest owned by M.J. Fitzgerald under that certain Memorandum of Agreement dated April 28, 1975, by and between Long Lac Exploration Limited, Great Bear Mining Limited, Belmoral Mines Limited and Min-Ex Services Limited (hereinafter collectively called the "Net Carried Interests").

        D. Long Lac desires to assign to WSMC all of its right, title and interest in and to the Subject Properties and convey, or cause to have conveyed, to WSMC any and all right, title and interest of Long Lac and of M. J. Fitzgerald in the SJ Claims, subject only to the SP Lease and the Net Carried Interests, pursuant to the following terms and conditions

        NOW, THEREFORE, in consideration of the following mutual promises and covenants, to be kept and performed by the parties, it is agreed as follows:

        1. Grant. Long Lac hereby bargains, sells, transfers, assigns and conveys to WSMC all of its right, title and interest in and to the Subject Properties, subject to: (i) a reservation to Long Lac of certain royalties as provided herein; (ii) the SP Lease and the Net Carried Interests; and (iii) the other terms and conditions contained herein including, but not limited to, the right of WSMC to release and reconvey to Long Lac all or part of the Subject Properties pursuant to Paragraphs 2 and 6 below.

        2. Consent to Assignment of the S.P. Lease; Renegotiation of S.P. Lease. On or before April 2, 1979 (the "Due Date"), Long Lac shall obtain from the Southern Pacific Land Company written consent to the assignment of the SP Lease to WSMC (the "Consent") and shall deliver the Consent to the Agent provided for in the Escrow Agreement attached hereto as Exhibit C and by this reference incorporated herein (the "Escrow Agreement"). WSMC may elect, at any time, in its sole discretion, to extend the Due Date by written notice thereof to Long Lac and to the Agent. In the event Long Lac fails to obtain the Consent on or before any Due Date then in effect, the initial advance royalty payment of Ten Thousand Dollars ($10,000) provided for below shall be returned to WSMC, pursuant to the terms of the Escrow Agreement, and the parties shall have no further rights or obligations hereunder, subject only to WSMC's obligation to deliver to Long Lac an executed quitclaim deed, in recordable form, conveying the Subject Properties to Long Lac.

        WSMC may elect, in its sole discretion, to renegotiate any or all terms of the SP Lease. In the event that WSMC so elects and upon the execution by WSMC of any new or amended lease, WSMC shall promptly notify the Agent in writing thereof, directing the Agent to pay such initial advance royalty payment to Long Lac, pursuant to the terms of the Escrow Agreement. If at the time of the execution of any such new or amended lease, such initial advance royalty payment has been previously returned to WSMC, pursuant to the Escrow Agreement, WSMC shall promptly make such payment directly to Long Lac.

                        3.      Payments to Long Lac.

        (a) Advance Royalty Payments. Upon execution of this agreement, WSMC shall pay Ten Thousand United States Dollars (U.S. $10,000) to Long Lac as an advance royalty payment. Such payment shall be made by WSMC to the Agent for disbursement in accordance with the Escrow Agreement and with Paragraph 2 above.

        Commencing not later than the second anniversary date of the execution hereof and continuing through the fifth anniversary date while this Agreement remains in effect, WSMC shall pay to Long Lac an annual advance royalty payment of Twenty Thousand United States Dollars (U.S. $20,000), except that such payments shall be reduced to the extent of any Earned Royalties actually paid to Long Lac prior to such due date which have not been applied to reduce any previous advance royalty payment. All advance royalties shall be deductible and recovered by WSMC as a credit against any Earned Royalties which accrue to Long Lac hereunder. It is expressly understood and agreed that such advance royalty payments are in lieu of any covenant by WSMC implied or otherwise, to develop the Subject Properties and that following the payment of a total of Ninety Thousand United States Dollars (U.S. $90,000) in advance and Earned Royalties,

    WSMC shall have no duty to pay further advance royalties to Long Lac or to develop the Subject Properties.

        (b) Earned Royalties. WSMC shall pay to Long Lac royalties based on production from the Subject Properties, if any, ("the Earned Royalties") in amounts calculated as follows:

        The Earned Royalty shall be One United States Dollar (U.S. $1.00) per cubic yard of ore mined by WSMC, for so long as the average market price for gold during any given payment period is less than or equal to Two Hundred Fifty United States Dollars per ounce (U.S. $250/ounce), and shall increase by One United States Dollar (U.S. $1.00) per cubic yard of ore mined for each full Fifty United States Dollars (U.S. $50) increase in such average market price during any given payment period. For example:




                                    Market Price per Ounce of
Amount of Royalty per               Gold (industrial grade
Cubic Yard of Ore Mined             bullion)
-----------------------             -------------------------
U.S. $1/cu. yd                      U.S. $250/ounce or less

U.S. $2/cu. yd                      U.S. S250.01-300/ounce

U.S. $3/cu. yd                      U.S. $300.01-350/ounce

        All volumes of ore referred to herein shall be the volume of such ore in its in situ state and shall be measured by WSMC on a calendar quarter basis. For purposes hereof, "ore" is defined as that material mined from the Subject Properties by WSMC to be processed for its gold value. It is expressly understood that WSMC will be removing overburden and waste material for which no Earned Royalty will be payable and will be removing other materials of low gold value for which no Earned Royalty will be payable, except in the event that such" other material is actually subjected to processing, as WSMC may elect in its sole discretion.

        The average market price of gold for the purposes of calculating the Earned Royalties due Long Lac hereunder shall be the average price of industrial grade bullion gold in the United States quoted in Metals Week over the calendar quarter for ore mined during such quarter or, if that is not available, the average price of industrial grade bullion gold in the United States determined on the basis of a mutually agreeable price quotation system. Earned Royalties shall be payable no later than the last day of the calendar quarter following the quarter during which such ore is mined. Earned Royalty payments shall be accompanied by a settlement sheet and a copy of the records of volume measurements and gold valuations used as the basis for computing Earned Royalty or having a bearing on Earned Royalties. All records relating to the calculation of Earned Royalties shall be available for inspection by Long Lac during the normal hours of WSMC's operations.

        4. Annual Assessment Work. WSMC agrees that it will, for the assessment year which ends September 1, 1979, and for each subsequent assessment year for which this Agreement remains in effect on March 1, subject to Paragraph 11 below, make all filings required by law to maintain the SJ Claims, and perform on or for the benefit of the SJ Claims assessment work of a character and value reasonably expected to satisfy the requirements of the mining laws of the United States. In the event that WSMC reasonably determines that any of the SJ claims are invalid for any reason, it shall have no obligations with regard to such claims, expressly including any obligations under this Paragraph and under Paragraph 6 below. If WSMC so determines it shall give Long Lac 30 days prior written notice before its obligations with regard to said claims shall be regarded as terminated pursuant to this paragraph. In no event however, may WSMC terminate its obligations regarding any of the SJ claims pursuant to this paragraph by giving notice less than 60 days prior to the expiry of the then current assessment year.

        In the event that the performance of work intended by WSMC in good faith to satisfy the requirements under the mining laws with respect to assessment work shall be deficient in one respect or another and in the event that such failure shall, through relocation of a third party or otherwise, result in the forfeiture or loss of such claim or claims as to which there is a deficiency in the work, WSMC shall not be liable to Long Lac or others in damages or otherwise on account of such failure to meet the requirements of the mining laws. If WSMC acquires any notice through legal proceedings, notice of relocation or attempted relocation, or in any other manner that a third person or any agency of the government of the State of Nevada or the United Sates is challenging the validity of the SJ claims, it shall immediately notify Long Lac thereof. If WSMC choses not to defend such action or not to challenge such relocation it shall immediately notify Long Lac thereof.


                                      -5a-

        WSMC agrees to prepare and timely file all instruments, documents, maps and perform other work which may be required for compliance with the filing requirements of the Federal Land Policy and Management Act of 1976 (43 U.S.C. ss. 1744) to the extent applicable to any of the SJ claims which WSMC reasonably determines to be valid. Long Lac shall reimburse WSMC for all costs so incurred not to exceed Two Hundred United States Dollars (U.S. $200) per claim. WSMC shall be reimbursed by offsetting such costs against royalties due Long Lac by WSMC pursuant to the provisions of Paragraph 16 below. Long Lac, at WSMC's request, shall execute or cause to be executed any and all documents necessary or desirable for this purpose and shall cooperate fully with WSMC in the preparation and filing of necessary instruments, documents and maps.

        5. Payments under the SP Lease and the Net Carried Interests; Authority to Amend. WSMC agrees to perform all duties and obligations and make all payments under, and in accordance with terms and conditions of, the SP Lease and to make all payments attributable to the Net Carried Interests. WSMC shall have the authority and the right, as it may elect in its sole discretion, to negotiate and execute any amendments, modifications and other changes to the SP Lease, the Net Carried Interests and such other agreements as may affect the Subject Properties or WSMC rights hereunder. Any such amendments, modifications or other changes shall be binding on Long Lac in the event the Subject Properties are reconveyed to it.

        6. Release and Reconveyance of Subject Properties. Subject to the provisions of this Paragraph, WSMC shall have the right, but not the obligation, at any time, to reconvey to Long Lac all or any one or more of the SJ Claims, and all or any portion of the SP Lease and thereby to terminate this agreement as to such reconveyed property. Such reconveyance shall be effected by written notice to Long Lac thereof and by delivery to Long Lac of a quitclaim deed in recordable form conveying such property to Long Lac. With respect to any reconveyance of the properties covered by the SP Lease, WSMC also shall comply with the provisions of the SP Lease.

        Except with regard to a reconveyance of the Subject Properties under Paragraph 2, with respect to any portion of the Subject Properties reconveyed hereunder, WSMC shall, at the time of such reconveyance, have paid all advance royalty payments to third parties and otherwise performed all necessary obligations so that the property so released shall be in good standing for a period of six (6) months following the date of reconveyance of such property to Long Lac. In the event of such reconveyance, all payments theretofore made by WSMC shall be retained by Long Lac and, except as provided in this Paragraph, WSMC shall have no further obligations with respect to the portion of the Subject Properties to which such reconveyance applies.

        7. Further Documents; Cooperation: Long Lac agrees to provide to WSMC copies of documents in recordable form which establish Long Lac's right, title and interest in and to the Subject Properties and of documents in recordable form evidencing the nature and extent of the Net Carried Interests. Long Lac expressly agrees to obtain from M. J. Fitzgerald and provide to WSMC a conveyance in recordable form satisfactory to WSMC granting all his right, title and interest in the SJ Claims to WSMC and warranting that: (i) the SJ Claims are free and clear of all liens and encumbrances, except for the Net Carried Interest; (ii) to the best of his information and belief the SJ Claims were validly located and have been duly maintained in accordance with law; and (iii) he has no knowledge of any conflicting mining claims, except those certain claims known as the "Bazza" claims controlled by Pancana Industries, Inc.

         Long Lac further agrees to provide WSMC copies of documents in recordable form satisfactory to WSMC evidencing that: (i) Long Lac is the sole survivor of that certain association known as the "Nevada Syndicate"; (ii) Long Lac has succeeded to all rights belonging thereto; (iii) no other member or party to the Nevada Syndicate has any right, title or interest to the Subject Properties, except the Net Carried Interests; and (iv) Long Lac has the right to convey the Subject Properties to WSMC, free and clear of all liens and encumbrances, except for the Net Carried Interests and the SP Lease requirements.

        At WSMC's request, Long Lac shall make available to WSMC for copying any other reports, evaluations, maps and documents in Long Lac's possession or to which it has access relating to the Subject Properties. Long Lac agrees to cooperate with WSMC in any reasonable way to assist WSMC in effectuating the purposes of this agreement and, at WSMC's request, to execute any further documents deemed by WSMC to be necessary or convenient for such purposes.

        8. Long Lac's Warranties. Long Lac represents that: (i) to the best of its knowledge and belief the SJ claims were properly located in accordance with applicable laws and regulations of the State of Nevada and of the United States;
(ii) to the best of its knowledge and belief, assessment work as required by the laws and regulations of the State of Nevada and the United States has been performed as required by law and appropriate proofs of labour filed; (iii) it has no knowledge of any conflicting mining claims except those certain claims known as the "Bazza" claims; and (iv) it is not in default of any payment or obligation under the SP lease and that the SP lease is currently valid and in full effect.

        Long Lac covenants and warrants that: (i) it has not conveyed or otherwise encumbered the Subject Properties;

(ii) it is the sole survivor of the Nevada Syndicate; (iii) it has succeeded to all rights of the Nevada Syndicate; (iv) no other member of or party to the Nevada Syndicate holds any right, title or interest in or to the Subject Properties, except the Net Carried Interests; (v) that Long Lac has the right to convey the Subject Properties to WSMC; and (vi) the royalties and payments due under (a) the SP Lease and (b) the Net Carried Interests are the only royalties and payments to which the Subject Properties are subject.

        Long Lac further covenants and warrants that this agreement shall cover and extend to any further or additional right, title, interest or estate hereafter acquired by Long Lac in or to the Subject Properties.

        Long Lac agrees to indemnify, defend and hold WSMC, its successors and assigns, harmless from and against any and all liabilities, costs, damages, and expenses, including reasonable attorney's fees, which may result to WSMC as a result of any activities, events or conditions existing with respect to the Sub Properties directly attributable to Long Lac or its employees, agents, servants or authorized representatives prior to the date of execution hereof.

        9. Mining Operations; Insurance and Inspections

        WSMC agrees to conduct all mining operations on the Subject Properties in accordance with good mining practices and to save harmless and fully indemnify Long Lac from any liability arising out of injuries to the person or property of third persons (other than Long Lac, its employees, agents or representatives) by reason of the operations of WSMC, its employees, and subcontractors and their employees upon the Subject Properties.

        WSMC agrees to carry such insurance, covering all persons working in or on the Subject Properties for WSMC, as will fully comply with the requirements of the statutes of the State of Nevada pertaining to workmen's compensation and occupational disease and disabilities as are now in force or as may be hereafter amended or enacted. In addition, WSMC agrees to carry liability insurance in reasonable amounts. Further, WSMC agrees to comply with all the terms and provisions of all applicable laws of the State of Nevada, and of the United States of America now existing or as hereinafter amended or enacted, pertaining to social security, unemployment compensation, wages, hours and conditions of labor, and to indemnify and hold Long Lac harmless from payment of any damages occasioned by WSMC's failure to comply with said laws.

        Long Lac shall have the right, at reasonable times and at the sole risk of Long Lac, to enter upon the Subject Properties for the purpose of inspecting the same and any work being conducted by WSMC thereon.

        WSMC agrees to make available to Long Lac upon termination of this agreement for examination any survey maps, drill hole logs, title abstracts and title opinions, and other information on the Subject Properties, if any, which it develops during the term of this agreement. Long Lac agrees to treat any information it receives from WSMC as proprietary to WSMC and confidential and not disclose it to third persons without the prior written approval of WSMC until this agreement is terminated.

        10. Covenants of the Parties.

            10.1 Covenants of WSMC. In addition to obligations otherwise imposed upon it by this agreement, WSMC covenants and agrees as follows:

            10.1.1 Corporate Status. WSMC is a corporation duly organized and existing, and in good standing, under the laws of the State of Utah, and is duly authorized to carry on its business in Nevada.

            10.1.2 Corporation Authorization; Impediments. WSMC is duly authorized to execute and deliver this agreement and to perform all its obligations hereunder, and has obtained, or will use its best efforts to obtain, all governmental and other approvals with respect thereto.

            10.1.3 Broker's or Finder's Fees. WSMC has not engaged or employed any broker or finder in connection with the negotiation, execution and delivery of this agreement, and no broker's or finder's fee or commission is due with respect thereto.

            10.1.4 Binding Obligation. This agreement; when duly executed by the parties hereto, will constitute a valid and binding obligation of WSMC enforceable against WSMC in accordance with its terms.

            10.2 Covenants of Long Lac. In addition to obligations otherwise imposed upon it by this agreement, Long Lac covenants and agrees as follows:

            10.2.1 Corporate status. Long Lac is a corporation duly organized and existing, and in good standing, under the laws of the Province of Ontario, Canada, and is duly authorized to carry on its business as presently conducted in Nevada.

            10.2.2 Corporation Authorization; Impediments. Long Lac is duly authorized to execute and deliver this agreement and to perform all its obligations hereunder.

            10.2.3 Broker's or Finder's Fees. Long Lac has not engaged or employed any broker or finder in connection with the negotiation, execution and delivery of this agreement, and no broker's or finder's fee or commission is due with respect thereto.

            10.2.4. Binding Obligation. This agreement, when duly executed by the parties hereto, will constitute a valid and binding obligation of Long Lac, enforceable against Long Lac in accordance with its terms.

    11. Force Majeure. In the event either party is rendered unable, wholly or in part, by force majeure applying to it, to carry on its obligations under this agreement (other than the obligation to make payment of monetary amounts due hereunder or Long Lac's obligation under Paragraph 2, above), it is agreed that the obligations of such party, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period; that the various periods and terms provided for herein shall be extended for a period equivalent to such period of force majeure; and, such cause shall, so far as possible, be remedied with all reasonable dispatch. Said party will promptly notify the other party of the commencement and termination of any event to force majeure.

        The term "force majeure," as employed herein shall mean acts of God, strikes, lockouts or other industrial disturbances, unavoidable accidents, uncontrollable delays in transportation, inability to obtain necessary materials in the open market, any State or Federal laws, regulations or requirements (expressly including inability to obtain necessary governmental approvals on terms reasonably acceptable to the applying party), or other matters beyond the reasonable control of the party, whether similar to matters herein specifically enumerated or not; provided, however, that performance shall be resumed within a reasonable period of time after such cause has been removed; and, provided, further that the party subject to the event of force majeure shall not be required against its will to adjust any labor dispute or to question the validity of or to refrain from judicially testing the validity of any State or Federal order, regulation or law.

        12. Notices. Any notice or delivery of information herein contemplated to be given to WSMC shall be sufficient if given in writing by registered mail and addressed to:

                    Western States Minerals Corporation
                    7475 West 5th Avenue
                    Suite 204
                    Lakewood, Colorado 80226

                    Attention: Mr. Gary L. Hutchinson

or to such other address or addresses as Western States may from time to time designate. Any notice or delivery of information herein contemplated to be given to Long Lac, shall be sufficient if given in writing by registered mail and addressed to:

                    Long Lac Mineral Exploration Limited
                    Suite 1900
                    101 Richmond Street, West
                    Toronto, Ontario, CANADA M5H 1T1

                    Attention: Mr. Dennis Sheehan

or to such other address or addresses as Long Lac may from time to time designate.

        Except as otherwise provided herein, service of notice of delivery of information shall be effective and complete five days after deposit thereof in the United States or Canadian (as appropriate) mail with postage prepaid and addressed as aforesaid.

     13. Arbitration. All disputes, controversies or claims arising out of or relating to this agreement, or the breach thereof, shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and such arbitration shall be governed by the provisions of the Nevada Uniform Arbitration Act (Nev. Rev. Stat. Section 38.015 et seq.) or any successor Nevada law. This arbitration agreement shall be specifically enforceable, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

        14. Assignment; Inurement. Long Lac may not assign all or any portion of its interest hereunder without the prior written consent of WSMC, except that Long Lac may assign to any parent, subsidiary or affiliate of Long Lac without such consent. No assignment of any interest hereunder shall be effective until receipt by the nonassigning party of written notice of such assignment. This agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

        15. Title to Equipment and Structures. All tools, equipment, pipelines, apparatus, buildings, structures and property of every nature and description, whether or not affixed to the soil, purchased for use on the Subject Properties by WSMC, shall be deemed to be and shall remain the personal property of WSMC and title thereto shall at all times remain and be in WSMC. WSMC shall have the right at all times during the term of this agreement and for a period of six months after the reconveyance of any portion of the Subject Properties to remove such property from such portion of the Subject Properties. Any property not so removed within such six months shall become the sole property of Long Lac.

        16. Set-Off Rights. In the event that WSMC should become compelled by court order to make any payments based on production from the Subject Properties or otherwise, in excess of the royalties and payments under the SP Lease and the Net Carried Interests or the royalty payments which become due and payable to Long Lac pursuant hereto, or should incur costs for which it is entitled to reimbursement pursuant to Paragraph 4 above, WSMC shall have the right to retain all royalty payments which thereafter become due and payable to Long Lac hereunder until such time as WSMC has recovered the total amounts so paid by WSMC or such costs incurred by WSMC. Retention by WSMC of royalty payments pursuant to this Paragraph shall not, under any circumstances, be deemed to constitute a default by WSMC hereunder, and the amount so retained by WSMC shall, for all purposes of determining compliance by WSMC with the provisions of this agreement, be deemed to have been paid to Long Lac. The provisions of this Paragraph shall not be deemed to limit or restrict in any manner any other legal or equitable rights of WSMC.

        17. Default. Should any default in any of the terms or provisions hereof occur, Long Lac shall give notice to WSMC in writing as hereinafter provided, designating such asserted default. WSMC shall thereafter have a period of sixty
(60) days from the date of receipt of such notice within which to correct or commence action to correct the defaults of which it has received notice. Should WSMC fail to correct said defaults or to commence action to correct said defaults within said sixty-day period, Long Lac may, at its election, upon written notice to WSMC cancel and terminate this Agreement. It is specifically understood and agreed that, subject to the obligation of WSMC to pay royalties based upon production from the Subject Properties incurred prior to the date of such termination, the sole liability of WSMC for any default under the terms hereof, shall be such termination and WSMC shall under no circumstances have any liability to Long Lac by way of damages of any kind or otherwise.

        18. Rights-Of-Way. Long Lac hereby authorizes WSMC to utilize all rights or entitlements which Long Lac may hold for purposes of access to the Subject Properties and which may be assigned by Long Lac to or otherwise be used by WSMC, and Long Lac agrees to maintain such rights and entitlements in effect so long as this Agreement shall be in effect.

        19. Memorandum for Recording. WSMC may cause to be prepared a memorandum form of agreement which it determines to be suitable for recording with the Clerk and County Recorder of Eureka County, Nevada. Long Lac agrees to execute promptly any such memorandum agreement upon request by WSMC.

        20. Entire Agreement. This instrument represents the full understanding of the parties, there being no oral agreements, promises or representation which are or may be incidental with or supplementary to the provisions hereof.

        21. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, except insofar as it may become necessary to comply with Federal statutes, rules or regulations.

         IN WITNESS WHEREOF, the parties have executed this agreement this 24th day of February, 1979.

                                    WESTERN STATES MINERALS
                                    CORPORATION


                                    By: /s/ [ILLEGIBLE]
                                       -----------------------------------------

                                    Title: President
                                          --------------------------------------

                                    LONG LAC MINERAL EXPLORATION
                                    LIMITED

                                    By: /s/ [ILLEGIBLE]
                                       -----------------------------------------

                                    And: /s/ [ILLEGIBLE]
                                        ----------------------------------------

                                                                          (SEAL)

STATE OF COLORADO          )
                           ) ss.
COUNTY OF JEFFERSON        )

         On February 24, 1979, Gary L. Hutchinson personally appeared before me, a notary public, and who acknowledged that he executed the above instrument.

                                    /s/ GWEN C. MOONEY
                                    --------------------------------------------
                                                  Notary Public

My commission expires: Nov. 16, 1980.


                  [Acknowledgement of Long Lac to be
                  completed by U.S. Consulate on
                  separate page and attached hereto.]

Province of Ontario        )
Judicial District of York  )

         On Thursday the 12th day of April, 1979, Peter A. Allen and Edward J.L. Wage personally appeared before me, a notary public, and who acknowledged that they were the President and Vice-President of Long Lac Mineral Exploration Limited and that they each had executed the above instrument.

                                    /s/ [ILLEGIBLE]
                                    --------------------------------------------
                                    A Notary Public in and for
                                    the Province of Ontario

                                                                          (SEAL)

My commission is unlimited as to time.

                                    EXHIBIT A

                         To Assignment and Agreement of
                           February 24, 1979, Between
                       Western States Minerals Corporation
                    and Long Lac Mineral Exploration Limited

                  SJ Claims (County of Eureka, State of Nevada)

                                                           Certificate of      Location of
                        Date of            Recording         Recording           Data
Name of Claim           Location             Date              Book              Page
-------------           --------           ---------       --------------      -----------

SJ Claim No. 1        Aug. 14, 1975      Sept. 22, 1975         52                327
   "     No. 2         "   "     "         "   "     "           "                328
   "     No. 3         "   "     "         "   "     "           "                329
   "     No. 4         "   "     "         "   "     "           "                330
   "     No. 5         "   "     "         "   "     "           "                331
   "     No. 6         "   "     "         "   "     "           "                332
   "     No. 7         "   "     "         "   "     "           "                333
   "     No. 8         "   "     "         "   "     "           "                334
   "     No. 9         "   "     "         "   "     "           "                335
   "     No. 10        "   "     "         "   "     "           "                336
   "     No. 11        "   "     "         "   "     "           "                337
   "     No. 12        "   "     "         "   "     "           "                338
   "     No. 13        "   "     "         "   "     "           "                339
   "     No. 14        "   "     "         "   "     "           "                340
   "     No. 15        "   "     "         "   "     "           "                341
   "     No. 16        "   "     "         "   "     "           "                342

                                    EXHIBIT B

                         To Assignment and Agreement of
                           February 24, 1979, Between
                       Western States Minerals Corporation
                    and Long Lac Mineral Exploration Limited


                          Property Covered by SP Lease
                       (County of Eureka, State of Nevada)


                                           MDM
Description               Sec.             Twp               Rge                Acres
-----------               ----             ---               ---                -----

   E1/2                   25               T36N              R49E               320.00

                                    EXHIBIT C


                         To Assignment and Agreement of
                           February 24, 1979, Between
                     Western States Minerals Corporation and
                      Long Lac Mineral Exploration Limited


                                ESCROW AGREEMENT

         A. This Escrow Agreement relates to an Assignment of certain mining properties by and between Western States Minerals Corporation ("WSMC") and Long Lac Mineral Exploration Limited ("Long Lac") February ___, 1979 (the "Assignment and Agreement").

         B. The payment by WSMC to Long Lac of the sum of $10,000 as provided for in Paragraph 3 of the Assignment and Agreement shall be held in escrow with Douglas V. Johnson (the "Agent") pursuant to the following instructions and provisions.

                                  INSTRUCTIONS

         1. WSMC shall deposit in escrow with the Agent simultaneously with its execution of five (5) copies of the agreement to which this Exhibit C is appended a Certified check in the amount of $8,500 payable to Long Lac, together with a statement concerning the withholding by Western States of $1,500, for payment over to the Internal Revenue Service pursuant to applicable Treasury Regulations and the U.S.-Canada Tax Treaty (the "Check"). Said executed copies of the Assignment and Agreement shall be promptly forwarded to Long Lac by the Agent.

         2. Long Lac shall deposit in escrow with Agent the five (5) copies of the agreement to which this Exhibit C is appended, executed by Long Lac, with said Exhibit C also executed by Long Lac and with a proper acknowledgment of Long Lac's execution of the agreement by a consular officer of the United States attached to each such copy. In the event that such copies of the Assignment and Agreement, executed by Long

Lac, have not been delivered to the Agent by Long Lac on or before April 2, 1979, this Escrow Agreement shall be deemed void and terminated, the Agent shall return the Check to WSMC, and the Agent shall have no further responsibility hereunder.

         3. Subject to Paragraph 2 above and Paragraph 4 below, the Check is to be held by the Agent until Long Lac shall deliver to the Agent a written agreement (the "Consent") executed and acknowledged by an authorized officer of the Southern Pacific Land Company ("SP") consenting to the assignment of the Mining Lease No. SPL-634 dated February 15, 1976, by and between Southern Pacific Land Company and Long Lac (The "SP Lease") by Long Lac to WSMC in the form of the Assignment and Agreement.

         The Consent shall be in form suitable for recording and shall be accompanied by an opinion of counsel (the "Opinion of Counsel") that (i) the Consent permits assignment by Long Lac to WSMC of the SP Lease in the form of the Assignment and Agreement; (ii) the Consent has been executed and acknowledged by an authorized officer of SP and is binding upon SP; and (iii) the Consent is in form suitable for recording.

         4. Upon delivery to the Agent of the Consent and Opinion of Counsel, the Agent: (i) shall deliver the Check to Long Lac, (ii) shall deliver the Consent and Opinion of Counsel to WSMC, (iii) shall deliver two (2) executed copies of the Assignment and Agreement to Long Lac, and two (2) executed copies of the Assignment and Agreement to WSMC, and (iv) shall notify Long Lac and WSMC that all terms and instructions of this Escrow Agreement have been performed. Upon the performance of the above duties by the Agent, this Escrow Agreement shall be terminated.

         5. In the event that both the Consent and Opinion of Counsel have not been delivered to the Agent on or before April 2, 1979 (the "Due Date"), or on or before such other Due Date as WSMC may hereafter designate by written notice to the Agent on or before April 2, 1979, the Agent shall deliver the Check to WSMC and this Escrow Agreement shall be terminated.

         6. Notwithstanding any other provisions contained herein, upon receipt by the Agent of written notice from WSMC that WSMC has elected to renegotiate the SP Lease and has executed a new or amended lease, the Agent shall deliver the Check to Long Lac and this Escrow Agreement shall be terminated.

         7. Any notices or deliveries provided for herein shall be in writing and shall be deemed given to a party when a copy thereof, addressed as provided below, is delivered, either by hand, or by registered or certified mail, return receipt requested, to the address for such party set forth below or such other address as the party to be notified may indicate in writing to the other parties:

         Notices and deliveries for WSMC shall be addressed:

                  Western States Minerals Corporation
                  7475 West Fifth Avenue
                  Suite 204
                  Lakewood, Colorado 80226
                  U.S.A.

                  Attention: Gary L. Hutchinson

         Notices and deliveries for Long Lac shall be addressed:

                  Long Lac Mineral Exploration Limited
                  Suite 1900
                  101 Richmond Street, West
                  Toronto, Ontario, CANADA M5H 1T1

                  Attention: Dennis Sheehan

         Notices and deliveries for Agent shall be addressed:

                  Douglas V. Johnson
                  Davis, Graham & Stubbs
                  2600 Colorado National Building
                  950 Seventeenth Street
                  Denver, Colorado 80202

                               GENERAL PROVISIONS

         1. The Agent shall have no duty to know or determine the performance or non-performance of any provision of any agreement between the other parties hereto, and the original, or a copy, of any such agreement deposited with the Agent shall not bind the Agent in any manner. The Agent assumes no responsibility for the validity or sufficiency of any documents or papers or payments deposited or called for hereunder.

         2. This Escrow Agreement may be supplemented, altered, amended, modified or revoked by writing only, signed by all of the parties hereto, and approved by the Agent, upon payment of all fees, costs and expenses incident thereto.

         3. No assignment, transfer, conveyance or hypothecation of any right, title or interest in and to the subject matter of this Escrow Agreement shall be binding upon the Agent unless written notice thereof shall be served upon the Agent and all fees, costs and expenses incident thereto shall have been paid and then only upon the Agent's assent thereto in writing.

         4. The Escrow Agent shall not be personally liable for any act it may do or omit to do hereunder as such agent, while acting in good faith and in the exercise of its own best judgment, and any act done or omitted by it pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Agent shall have the right at any time to consult with counsel upon any question arising hereunder and shall incur no liability for any delay reasonably required to obtain such advice.

         5. The Agent is hereby expressly authorized to disregard any and all notices or warnings given by any of the parties hereto, or by any other person, firm or corporation, excepting only orders or process of court, and is hereby expressly authorized to comply with and obey any and all process, orders, judgments or decrees of any court, and in the case the Agent obeys or complies with any such process, order, judgment or decree of any court it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such process, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated, or found to have been issued or entered without jurisdiction.

         6. In consideration of the acceptance of this Escrow Agreement by the Agent, the undersigned agree, jointly and severally, for themselves, their successors and assigns, to indemnify and hold the Agent harmless as to any liability by it incurred to any other person, firm or corporation by reason of its having accepted the same, or in connection herewith, and under such circumstances, or in the event of a dispute, whether or not resulting in litigation, between the parties hereto, or between the parties hereto and the Agent, to reimburse the Agent for all its expenses, including, among other things, court costs and reasonable attorneys' fees incurred in connection therewith; and that the Agent shall have a first and prior lien upon all deposits made hereunder to secure the performance of said agreement of indemnity and the payment of all of its fees, charges and expenses, hereby expressly authorizing the Agent in the event payment is not received promptly from the undersigned, to deduct such fees, charges and expenses without previous notice from any funds deposited hereunder.

         7. The Agent shall be under no duty or obligation to ascertain the identity, authority or rights of the parties (or their agents) executing or delivering or purporting to execute or deliver this Escrow Agreement or any documents or papers or payments deposited or called for hereunder.

         8. The Agent shall not be liable for the outlawing of any rights under any Statute of Limitations or by reason of laches in respect to the Escrow Agreement or any documents or papers deposited.

         9. In the event of any dispute between the parties hereto as to the facts of default, the validity or meaning of this Escrow Agreement or any other fact or matter relating to the transaction between the parties, the Agent is instructed as follows:

         (a) That it shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification;

         (b) That it may in its sole and absolute discretion, deposit the property described herein or so much thereof as remains in its hands with the then Clerk, or acting Clerk, of the District Court of the City and County of Denver, State of Colorado, and interplead the parties hereto, and upon so depositing such property and filing its complaint in interpleader it shall be relieved of all liability under the terms hereof as to the property so deposited and shall be entitled to recover in such interpleader action, from the other parties hereto, its reasonable attorney fees and related costs and expenses incurred in commencing such action and furthermore, the parties hereto for themselves, their heirs, legal representatives, successors and assigns do hereby submit themselves to the jurisdiction of said court and do hereby appoint the then Clerk, or acting Clerk, of said court as their agent for the service of all process in connection with such proceedings. The institution of any such interpleader action shall not impair the rights of the Agent under paragraph 6, above.

         10. The validity and effect of this Escrow Agreement shall be determined in accordance with the laws of the State of Colorado.

         11. This Escrow Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns.

         IN WITNESS WHEREOF the undersigned have hereunto affixed their signatures as of the date first above written.

LONG LAC MINERAL EXPLORATION                 WESTERN STATES MINERALS
LIMITED                                      CORPORATION

By: /s/ (ILLEGIBLE)                          By: /s/ (ILLEGIBLE)
   ---------------------------                  --------------------------------
                     PRESIDENT

And: /s/ (ILLEGIBLE)                         Title: President
    --------------------------                     -----------------------------
                VICE-PRESIDENT

Acceptance of the foregoing Escrow
Agreement and receipt of Check is
hereby acknowledged this 24th day
of February, 1979.

/s/ Douglas V. Johnson
------------------------------
Douglas V. Johnson, Agent

                                    EXHIBIT C

                                 FIRST AMENDMENT
                                       TO
                            ASSIGNMENT AND AGREEMENT

         THIS FIRST AMENDMENT TO ASSIGNMENT AND AGREEMENT is made and entered into as of this 16th day of October, 1981, by and between LONG LAC MINERAL EXPLORATION LIMITED, a company duly incorporated under the laws of the Province of Ontario, Canada (hereinafter called "Long Lac"), and WESTERN STATES MINERALS CORPORATION, a Utah corporation (hereinafter called "WSMC").

                                    RECITALS

         A. Long Lac holds the working interests in sixteen (16) unpatented lode mining claims, known as the SJ 1-16 claims (hereinafter called the "SJ Claims"), located by M. J. Fitzgerald in the County of Eureka, State of Nevada, as more particularly described in Exhibit A attached hereto;

         B. Long Lac holds the leasehold working interest rights in certain lands as lessee under a Mining Lease with Southern Pacific Land Company, dated February 15, 1976, No. SPL-634 (hereinafter called the "SP Lease"), as more particularly described in Exhibit B hereto. All lands covered by the SP Lease and the SJ Claims and all rights of Long Lac thereunder are sometimes referred to collectively as the Subject Properties";

         C. Long Lac and WSMC entered into a certain Assignment and Agreement dated February 24, 1979 (the "1979 Assignment and Agreement") under which Long Lac assigned its interest in the Subject Properties to WSMC, subject to the terms therein;

         D. WSMC has discovered a deposit of mineralization on the Subject Properties; and

         E. Long Lac and WSMC now desire to revise Long Lac's production royalty reserved in the 1979 Assignment and Agreement toward the purposes of reducing the royalty burden on the Subject Properties, facilitating the further development and, if warranted, the production therefrom.

                                    AGREEMENT

         NOW, THEREFORE, FOR A GOOD AND VALUABLE CONSIDERATION, the sufficiency of which is hereby confessed and acknowledged, Long Lac and WSMC agree as follows:

         1. Section 3 (b) of the 1979 Assignment and Agreement is deleted in its entirety and in place thereof is substituted the following:

                  (b) Earned Royalties. Long Lac reserves and WSMC shall pay to Long Lac as production royalty, 5% of the NET SMELTER RETURNS from the production of minerals mined and sold from the SJ Claims. Long Lac further reserves, and WSMC further agrees to pay to Long Lac as production royalty, 2-1/2% of the NET SMELTER RETURNS from the production of minerals mined and sold from the SP Lease. For purposes of this section 3(b) "NET SMELTER RETURNS" shall mean the actual proceeds of sale less (i) custom smelting costs, treatment charges and penalties, including, but without being limited to, metal losses, penalties for impurities and charges for refining and selling; (ii) costs of transportation from the concentrator to a mint, smelter, or other place of treatment; (iii) in the event crude products or concentrates are shipped to a concentrator or smelter owned and operated by WSMC, the net smelter returns for which royalties are calculated shall be no less favourable to Long Lac than if such crude products or concentrates had been shipped to the nearest concentrator or smelter which would accept such products, except that charges for transportation, on crude products or concentrates shipped to WSMC's smelter shall be the actual cost to WSMC.

         2. Except to the extent amended in this FIRST AMENDMENT TO ASSIGNMENT AND AGREEMENT, the 1979 Assignment and Agreement is hereby ratified, republished, and confirmed, and as amended remains in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this FIRST AMENDMENT TO ASSIGNMENT AND AGREEMENT effective as of the day and, year first above written.

                                    WESTERN STATES MINERALS CORPORATION

Attest:                             By /s/ Arden B. Morrow
                                       -----------------------------------------
(ILLEGIBLE)                         Title: President
Secretary                                 --------------------------------------

                                    LONG LAC MINERAL EXPLORATION LIMITED

                                    By /s/ (ILLEGIBLE)                 PRESIDENT
                                       -----------------------------------------
                                    And: /s/ (ILLEGIBLE)          VICE PRESIDENT
                                        ----------------------------------------
STATE OF COLORADO        )
                         )    ss.
COUNTY OF JEFFERSON      )


         On February 8, 1982, Arden B. Morrow personally appeared before me, a notary public, and acknowledge that he executed the above instrument.

                                                   /s/ JUDY S. RAY
                                    --------------------------------------------
                                                    NOTARY PUBLIC

                                    Residing at: /s/ Colarado
                                                --------------------------------

My commission expires: 11-5-84.

PROVINCE OF ONTARIO        )
JUDICIAL DISTRICT OF YORK  )

         On Wednesday, the 6th day of January, 1982, Peter A. Allen and Dennis
G. Shauhass personally appeared before me, a notary public, and acknowledged that they were the President and Vice-President of Long Lac Mineral Explore, Limited and that they each had executed the above instrument.

                                    /s/ (ILLEGIBLE)
                                    --------------------------------------------
                                    A NOTARY PUBLIC in and for the
                                    Province of Ontario

My commission is unlimited as to time.

                      [Certificate of Authentication to be
                         completed by U.S. Consulate on
                       separate page and attached hereto.]


Canada                     )
Province of Ontario        )
City of Toronto            )        ss:      CERTIFICATE OF AUTHENTICATION
Consulate General of the   )                         (Notary Public)
United States of America   )




         I, the undersigned, _________________. Consul of the United States of America at Toronto, Ontario, Canada, duly commissioned and qualified, do hereby certify that ________________________________________________, whose name is subscribed to the annexed document, was at the time of subscribing the same a Notary Public of the Province of Ontario, Canada.

         For the contents of the annexed document, I assume no responsibility.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal of the Consulate General of the United States of America at Toronto, Canada, this ____ day of ________________, 1981.




                                          --------------------------------------
                                          Consul of the United States of America

                                    EXHIBIT A

                      To First Amendment to Assignment and
                     Agreement of October 16, 1981, Between
                    Western States Minerals Corporation and
                      Long Lac Mineral Exploration Limited

                 SJ Claims (County of Eureka, State of Nevada)

                                                                        Certificate of        Location of
                              Date of                Recording            Recording               Data
Name of Claim                 Location                  Date                 Book                 Page
-------------                 --------               ---------          --------------        -----------
SJ Claim No. 1             Aug. 14, 1975           Sept. 22, 1975             52                  327
       " No. 2                 " " "                   " " "                  "                   328
       " No. 3                 " " "                   " " "                  "                   329
       " No. 4                 " " "                   " " "                  "                   330
       " No. 5                 " " "                   " " "                  "                   331
       " No. 6                 " " "                   " " "                  "                   332
       " No. 7                 " " "                   " " "                  "                   333
       " No. 8                 " " "                   " " "                  "                   334
       " No. 9                 " " "                   " " "                  "                   335
      " No. 10                 " " "                   " " "                  "                   336
      " No. 11                 " " "                   " " "                  "                   337
      " No. 12                 " " "                   " " "                  "                   338
      " No. 13                 " " "                   " " "                  "                   339
      " No. 14                 " " "                   " " "                  "                   340
      " No. 15                 " " "                   " " "                  "                   341
      " No. 16                 " " "                   " " "                  "                   342

                                    EXHIBIT B

                      To First Amendment to Assignment and
                     Agreement of October 16, 1981, Between
                     Western States Minerals Corporation and
                      Long Lac Mineral Exploration Limited

                          Property Covered by SP Lease
                       (County of Eureka, State of Nevada)
                       -----------------------------------

                               MDM
Description             Sec.   Twp     Rge    Acres
-----------             ----   ----    ----   -----

E1/2                     25    T36N    R49E   320.00

                                   EXHIBIT D

                                   ASSIGNMENT


THIS INDENTURE made in duplicate as of the 1st day of December, 1982.

BETWEEN:

                                    LONG LAC MINERAL EXPLORATION LIMITED, a
                                    corporation incorporated under the laws of the Province of Ontario;

                                    (hereinafter referred to as the "Assignor")

                                    OF THE FIRST PART

                                    -and-

                                    LONG LAC MINERAL EXPLORATION (TEXAS) INC., a company incorporated under the laws of the State of Texas, U.S.A.,

                                    (hereinafter referred to as the "Assignee")

                                    OF THE SECOND PART

               WHEREAS by an Assignment and Agreement (the "Agreement") made as of the 24th day of February, 1979 between the Assignor and Western States Minerals Corporation ("Western"), the Assignor assigned its interest in the sixteen (16) unpatented lode mining claims, (the "Claims") to Western, subject to the terms of the Agreement;

               AND WHEREAS by an Amended Assignment and Agreement (the "Amendment") made as of the 16th day of October, 1981 between the Assignor and Western, Western agreed to pay the Assignor certain royalties under the terms of the Amendment;

               NOW THEREFORE THIS INDENTURE WITNESSETH that in consideration of the sum of One ($1.00) Dollar and other good and valuable consideration paid by the Assignee to the Assignor (the receipt whereof is hereby acknowledged), the Assignor doth hereby grant and assign unto the Assignee the Assignor's entire estate, right, title and interest in the Agreement and the Amendment and all benefits and advantages to be derived therefrom.

               TO HAVE AND TO HOLD the same unto the Assignee subject to the performance and observance of the covenants, conditions and stipulations in the Agreement and Amendment reserved and contained, and henceforth on the Assignor's part to be performed and observed.

               THE ASSIGNOR HEREBY COVENANTS AND AGREES WITH THE ASSIGNEE as follows:

1. That notwithstanding anything herein contained or any act of the Assignor he now has in himself good right, full power and absolute authority to assign the Agreement and Amendment for the purposes and in the manner aforesaid, according to the true intent and meaning of these presents.

2. That subject to the terms of the Agreement and Amendment the Assignee may exercise the Assignors rights under the Agreement and Amendment for its own use and benefit without any interruption of or by the Assignor or any other person whomsoever claiming or to claim by, through or under him.

3. That the Assignor shall and will pay over to the Assignee any rents, royalties, or other monies that are paid or received by the Assignor pursuant to the covenants, conditions or agreements in the Agreement and Amendment contained from January 1, 1982.

4. That the Assignor shall and will from time to time and at all times hereafter, at the request and cost of the Assignee, do and perform all such acts and things and execute all such deeds, documents and writings, and give all such further assurances with respect to the assignment of the Agreement and Amendment as the Assignee shall reasonably require.

               AND THE ASSIGNEE COVENANTS AND AGREES WITH THE ASSIGNOR that the Assignee shall and will indemnify and save harmless the Assignor of, from and against the observance and performance of the Assignor's covenants, conditions and agreements contained in the Agreement.

               AND IT IS HEREBY DECLARED AND AGREED THAT these presents shall enure to the benefit of and be binding upon the Parties hereto, their respective successors and assigns.

               IN WITNESS WHEREOF the Assignor and the Assignee have executed and delivered these presents, the day and year first above written.


                              LONG LAC MINERAL EXPLORATION LIMITED


                              /s/ [ILLEGIBLE]                        c/s
                              ---------------------------------------

                              /s/ [ILLEGIBLE]
                              ---------------------------------------



                              LONG LAC MINEAL EXPLORATION (TEXAS) INC.


                              /s/ [ILLEGIBLE]                        c/s
                              ---------------------------------------


                              /s/ [ILLEGIBLE]
                              ---------------------------------------

PROVINCE OF ONTARIO      )

JUDICIAL DISTRICT OF YORK)




         On Tuesday, the 4th day of January, 1983, E. J. Wade and D. G. [Illegible] personally appeared before me, a notary public, and acknowledged that they were the Senior Vice President and Vice President of Long Lac Mineral Exploration Limited and that they each had executed the attached instrument.


                                    /s/ [ILLEGIBLE]
                                    -----------------------------
                                    A NOTARY PUBLIC in and
                                    for the Province of Ontario

 My commission is unlimited as to time.

PROVINCE OF ONTARIO      )
JUDICIAL DISTRICT OF YORK)




         On Tuesday, the 4th day of January, 1983, E. J. Wade and H. Rodrigues personally appeared before me, a notary public, and acknowledged that they were the President and Secretary of Long Lac Mineral Exploration (Texas) Inc. and that they each had executed the attached instrument.


                                    /s/ [ILLEGIBLE]
                                    -----------------------------
                                    A NOTARY PUBLIC in and
                                    for the Province of Ontario

My commission is unlimited as to tine.

                                   EXHIBIT H

                               AMENDING AGREEMENT

           THIS AGREEMENT made as of the 24th day of November, 1987.

BETWEEN:
                                    LAC MINERALS LTD., a corporation
                                    incorporated under the laws of the Province of Ontario, formerly LONG LAC MINERAL EXPLORATION LIMITED.

                                    (hereinafter referred to as the "Assignor")

                                    -and-

                                    LAC MINERALS (USA), INC., a company
                                    incorporated under the laws of the State of Texas, U.S.A., formerly LONG LAC MINERAL EXPLORATION (TEXAS) INC.

                                    (hereinafter referred to as the "Assignee")

WHEREAS by an Assignment and Agreement (the "Agreement") made as of the 24th day of February, 1979 between the Assignor and Western States Minerals Corporation ("Western"), the Assignor assigned its interest in the sixteen (16) unpatented lode mining claims (the "Claims) to Western, subject to the terms of the Agreement;

AND WHEREAS by an Amended Assignment and Agreement (the "Amendment") made as of the 16th day of October, 1981 between the Assignor and Western, Western agreed to pay the Assignor certain royalties under the terms of the Amendment.

AND WHEREAS the Assignor and the Assignee entered into an Assignment Agreement on December 1, 1982 (the "Assignment")

AND WHEREAS the Assignment was meant to include with the Claims, Mining Lease No. SPL-634 dated February 15, 1976 between Southern Pacific Land Company and the Assignor (the "SPL Lease") annexed hereto as Schedule "A".

THE ASSIGNOR HEREBY COVENANTS AND AGREES WITH THE ASSIGNEE as follows:

1. The Parties hereto agree that the Claims referred to in the Assignment should include the SPL Lease.

2. For greater certainty, the Assignment be and its hereby amended to include the SPL Lease.

3. All other terms and conditions of the Assignment shall remain in effect, unamended and unrevoked, except as provided hereby mutatis mutandis.

4. It is hereby declared and agreed that the presents shall enure to the benefit of and be binding upon the Parties hereto, their respective successors and assigns.

IN WITNESS WHEREOF the Assignor and the Assignee have executed and delivered these presents, the day and year first above written.


                                    LAC MINERALS LTD.


                                    /s/ [ILLEGIBLE]
                                    ----------------------------

                                    /s/ [ILLEGIBLE]
                                    ----------------------------


                                    LAC MINERALS (USA), INC.


                                    /s/ [ILLEGIBLE]
                                    ----------------------------

                                    /s/ [ILLEGIBLE]
                                    ----------------------------

                                  SCHEDULE "A"

                                MINING LEASE NO. SPL-634

         THIS LEASE, made this 15th day of February, 1976, by and between SOUTHERN PACIFIC LAND COMPANY, hereinafter called "Lessor", and LONG LAC MINERAL EXPLORATION LIMITED, hereinafter called "Lessee":

         WITNESSETH;

         1. For and in consideration of the sum of One Thousand Six Hundred & 00/100 dollars, paid to Lessor, the receipt of which is hereby acknowledged, and the payments to be made hereunder by Lessee, Lessor hereby leases to Lessee, for the purposes hereinafter provided and subject to the provisions hereof, that certain property, hereinafter sometimes referred to as "leased premises", situated in the County of Eureka in the State of Nevada, more particularly described in Exhibit "A", attached hereto and made a part hereof.

         During the life of this lease, Lessee shall have the exclusive right to examine, prospect and explore the leased premises for minerals and mineral-bearing materials, and to open, develop and operate mines on the leased premises, to crush, mill, blend, commingle, concentrate, beneficiate, refine, reduce, or otherwise process any minerals which may be mined from the leased premises, to remove and ship all such ores, concentrates, and minerals or mineral products recovered in any manner from the leased premises, and to sell or dispose thereof, excepting and reserving to Lessor, its successors and assigns, the exclusive right to all hot water, brine, thermal energy, extractable minerals in solution, and oil, petroleum, and other hydrocarbons and natural gas, including steam, in and underlying the leased premises.

         Lessee shall have the right to use the leased premises for purposes necessary in the exercise of Lessee's rights and conduct of Lessee's operations hereunder.

         Reserving to Lessor, its successors and assigns, an easement for railroad, transportation, communication and pipeline purposes, and the right to use said property for any and all other purposes consistent with the rights leased to Lessee hereunder.

         This lease is made subject to all rights of way; easements, limitations and restrictions, and to existing leases, licenses, and options, and renewals thereof, on or affecting said leased premises.

         2. The term of this lease shall be five years from and after the date first herein written and so long thereafter as Lessee carries on mining or exploration on the leased premises, as provided in Section 5, however, this lease shall terminate fifty years from the date hereof, subject to such extensions as may arise under Section 6 hereof.

         3. Lessee agrees, during the first: two years following the date first herein written, to perform substantial geophysical, geochemical, geological, stripping, drilling, or other work of a similar nature on the leased premises directed toward the evaluation of the mineral potential of the leased premises.

         4. Subject to the right of Lessee to terminate this lease in whole or in part as set forth in Section 20 herein, Lessee agrees to pay to Lessor, annually in advance, on or before the first day of the second year of this lease and on or before the first day of each successive year thereafter that this lease remains in effect, a minimum royalty in the amount of $500.00 or the applicable following amount, whichever is the greater:

         $5.00 per acre per year for the second through the ninth years of this lease; and
         $10.00 per acre per year for the tenth year of this lease and each succeeding year this lease is in effect;

provided that for a maximum of two consecutive years during the first ten years of the term hereof no advance minimum royalty payments shall be due and payable while Lessee may be actively constructing a plant to treat ores mined from, or in the immediate vicinity of, the -leased premises, or both, which plant shall have a capacity estimated to be capable of producing mineral products in an amount sufficient to yield to Lessor annual production, royalty payments equal to or exceeding the annual minimum royalty provided for herein at the time the plant is being constructed.

         Commencing with the year immediately following the first lease year in which mineral products are produced from the leased premises and sold for three calendar months or more, and for each succeeding year thereafter this lease remains in effect, said advance minimum royalty payments shall be increased or decreased each year in proportion to the amount of the increase or decrease in the "escalation percentage" for the lease year immediately preceding the year for which said advance minimum royalty payment is to be made.

         The term "escalation percentage" as used herein shall mean the percentage variation, if any, of the "weighted average sales price" received or receivable by Lessee for mineral products produced and sold by Lessee from the leased premises during a particular lease year, from the "weighted average sales price" received or receivable by Lessee for similar products during the first calendar, or base, year in which Lessee produces and sells mineral products hereunder.

         The term "sales price" for non-ferrous metals shall be defined as the Net Smelter Return as defined in Paragraph 8(c) herein, and the "sales price" for iron ore, rock products or industrial minerals shall be defined as the f.o.b. sailing price at the mine or nearest railhead.

         The term "weighted average sales price" as used herein shall be calculated as follows :

               (a) Non-ferrous metals. The "weighted average sales price" for any particular lease year shall be the sum of the total re- ceipts
         (NSR) from sales received by the Lessee for the combined metals contained lit products produced by the Lessee from the o leased premises and sold during that year by the Lessee, divided by the total number of sales units.

               (b) Iron ore. The "weighted average sales price" for any particular lease year shall be the total receipts from sales received by the Lessee f.o.b. mine or nearest railhead for iron-bearing materials produced by the Lessee from the leased premises and sold during that year by the Lessee, divided by the total number of sales units.

              (c) Rock products and industrial minerals. The "weighted average sales price" for any particular lease year shall be the total receipts from sales received by the Lessee, f.o.b. mine or nearest railhead, for the products produced by the Lessee from the leased premises and sold during that year by the Lessee, divided by the total number of sales units.

         For purposes of calculating the "escalation percentage" to be applied to the minimum advance royalties, the sum of the "weighted average sales prices" as defined above in sub-sections 4 (a), (b) and (c), shall be divided by the number of such commodities produced and sold during the lease year, and the resulting quotient shall be the "weighted average sales price" used to calculate the percentage variation from the first calendar, or base, year. This percentage variation shall be the "escalation percentage".

         The advance minimum royalty payments made hereunder shall be credited only against royalties becoming payable to Lessor under the terms of Section 8 herein during the year for which such minimum royalty payments were made. In addition, if the above mentioned plant is constructed during the initial ten-year period of this lease, that part of the advance minimum royalty payments made during such ten-year period covering the portions of the leased premises in which Lessee's mining rights hereunder are in effect, not previously credited against actual royalties, shall be credited against actual royalties accruing to Lessor under Section 8 during the remaining period this lease is in effect.

         5. Beginning five years from the date hereof, and annually thereafter during the term hereof, Lessee shall expend at least Ten Thousand Dollars per year for exploration or mining upon the leased premises and Lessee shall diligently perform in good faith, in an active and substantial way, exploration or mining work upon said leased premises directed toward the discovery and production of minerals. Exploration work shall consist of drilling, pitting, shaft sinking, winzing, tunneling, cross-cutting, drifting, raising, excavating, or stripping directed toward the physical exposure of mineral-bearing ores. Work such as road building, camp or surface plant construction shall not be considered as exploration or mining work as hereinabove defined.

         6. The obligations of the Lessee hereunder shall be suspended only while the Lessee's performance and compliance is prevented by the elements, accidents, strikes, lockouts, riots, delays in transportation, inability to secure materials in the open market, or interference by governmental action, or any other causes beyond the reasonable control of the Lessee, whether similar or dissimilar to the causes specifically mentioned. The duration of this lease shall be extended for a period equal to the period for which performance under the provisions of this Section 6 is suspended. In the event that in any annual period after production has started on which actual royalties have become due or have been paid, in the judgment of Lessee, metal prices are such as to make further mining uneconomic, Lessee shall be excused from making the expenditures called for in Section 5 until such time as metal or mineral prices again become such as to make mining economic. It is agreed that the settlement of any strike or lockout shall be at the discretion of Lessee, and the continuance of any such strike or lockout shall be deemed a cause beyond Lessee's reasonable control.

         7. Prior to commencement of actual mining and not later than the twenty-fifth day of the first month, following any lease year in which any exploration, development or mining work is required or in which any work is completed, and including the first calendar month next following the month in which this lease may be terminated, Lessee shall furnish to Lessor a report in writing detailing such work. Such report shall include geologic, geophysical, geochemical, engineering and assay maps and cross sections of workings on the leased premises and the location, direction, altitude, geologic log and assay logs of all exploratory drill holes completed by Lessee.

         8. In the event that Lessee conducts mining operations on the leased premises and ships or sells crude ores, minerals or mineral products mined therefrom, Lessee agrees to pay to Lessor on or before the last day of each and every calendar month, royalty due and payable for the crude ore, minerals or mineral products sold or shipped to a smelter for treatment during the preceding calendar month, or within thirty days after Lessee has received a settlement sheet for the last of the crude ores, minerals, or mineral products sold or shipped to a smelter or treatment plant in said calendar month, but in no event later than thirty days after said last day of each and every calendar month. With each payment, Lessee shall furnish Lessor a statement setting forth in detail the basis for computation and determination of the royalties due and payable, which shall be calculated as follows:

               (a) On industrial rocks and minerals mined or produced from the leased premises, 5% of the sale price thereof received by Lessee;

               (b) On iron ore or concentrate products of iron-bearing materials, valuable principally for their iron-bearing content, mined or produced from the leased premises, two-thirds of a cent ($0.00666) per long ton unit of iron contained in the product sold, plus 10% of that part of the sale price therefor, to be calculated at the normal
         rail shipping point in Nevada       , which exceeds 9 cents per long
         ton unit of contained in the product sold.

               (c) on non-ferrous metallic ores shipped directly from the mine to a smelter without beneficiation other than crushing, screening, sorting or cobbing (hereafter referred to as crude products), or on concentrated products of non-ferrous metallic minerals or oxidized equivalents thereof (hereafter referred to as concentrates), which are produced from crude ores mined from the leased premises, the royalty rate shall be a percentage, as hereinafter provided, of the net smelter return received by Lessee for such crude products or concentrates.

         For the purpose of this Agreement, "net smelter returns" shall be the amount received by Lessee from any smelter, reduction works or purchaser, other than a smelter owned or operated by Lessee, in payment for such crude products or concentrates, less costs and charges of transportation (including haulage, railroad freight, truckage and handling) from the crude ore treatment plant of Lessee to such smelter or facilities from which payment is received, and less treatment charges, special sampling charges, and all other charges incident to determination of net smelter returns made by such smelter or facility. In the event crude products or concentrates are shipped to a smelter owned and/or operated by Lessee, the net smelter returns on which royalties are calculated shall be no less favorable to Lessor than if such crude products or concentrates had been shipped to the nearest competitive smelter which would accept such products, except that charges of transportation, as herein defined, on crude products or concentrates shipped to Lessee's smelter shall be the actual cost to Lessee.

         The royalties shall be based on the dollar value of the crude ore as mined and shall vary in accordance with the monthly average net smelter return per ton of crude ore, which shall be computed as the total of all net smelter returns received by Lessee during a calendar month for all non-ferrous crude products or concentrates produced by Lessee from the leased premises and sold, divided by the total number of tons of crude ore mined by Lessee from the leased premises and used or required to produce the products sold. In the event of commingling of crude ores from the leased premises with those of other land controlled by Lessee, the net smelter returns attributable to the leased premises and the number of tons of crude ore attributable to the other land shall be determined in the manner set forth in Section 9 hereof.

        If the average net smelter return per ton of crude ore for the month in question is $3.00 or less per short ton, the royalty payable to Lessor for such month shall be l 1/2% of the total net smelter returns received by Lessee during such month as a result of the sale of non-ferrous crude products or concentrates produced by Lessee from the leased premises; but if such average net smelter return per ton of crude ore for the month is higher than $3.00 per short ton; the royalty rate shall increase proportionately from 1 1/2% of such net smelter returns to a maximum of 7 1/2% of such net smelter returns at the rate of 1/2 of 1% for each $1.50 increase in the monthly average net smelter return per ton of crude ore.

         The actual royalty formula subject to a maximum rate of 7 1/2% shall be as follows when the average value of crude ore exceeds $3.00 per short ton:

         [1.50% + (0.50% x (average value - 3.00)] x average value
         [                  -------------------- ]
         [                         $1.50         ]

               (d) On gold and silver bullion mined from the leased premises and produced in Lessee's plant (other than a smelter) for Lessee's account,five per cent of the sales price received by Lessee therefor.

         9. It is understood that any minerals contained in the leased premises may constitute a portion or portions of a deposit or deposits of minerals which extend onto land other than leased from Lessor pursuant to this lease. It is contemplated that any exploration, development, mining, and processing to be performed by Lessee on the leased premises may be performed pursuant to mining plans which embrace exploration, development, mining and processing on other land owned or controlled by Lessee.

         Lessee may mine, remove, and hoist minerals, mineral-bearing materials and waste materials from the leased premises or adjacent land over or across other land or through a shaft or shafts and inclines or other openings in or upon the leased premises or other land, by any means whatsoever and may mine, remove, and hoist materials, mineral-bearing materials, and waste materials from other land in which Lessee may be conducting mining operations, over and across the leased premises or through a shaft or shafts or inclines or other openings in or upon the leased premises by any means whatsoever, and may enjoy such other cross-mining rights involving ore, mineral-bearing materials, waste materials, slope rights, dump rights, water drainage, ventilation, mining machinery, mining equipment, plants, mills or buildings, and all mining supplies as may be necessary or convenient from time to time in the conduct of Lessee's mining operations, on either or both the herein leased premises or other land being mined by Lessee. It is specifically agreed that Lessee may excavate any portions of the leased premises which Lessee deems necessary to create pit slopes to permit the mining of other land controlled by Lessee.

         Lessee shall have the right at Lessee's discretion to mix, prior to shipment or prior to beneficiation or at any stage in the process of beneficiation, and at any plant or plants, minerals, mineral bearing materials, and partially processed materials and concentrates mined from the leased premises with minerals, mineral-bearing materials, and partially processed materials and concentrates mined from any other land in which Lessee may have an interest. In such event, Lessee shall keep and make available to Lessor accurate accounts and records of the quantities of minerals, mineral-bearing materials, and partially processed materials and concentrates originating from the leased premises, and minerals, mineral-bearing materials, and partially processed materials, originating from such other land, either by weighing the same or by use of uniform size cars, trucks, or other containers or measure uniformly filled. Lessee shall make such sampling prior to mixing, make such analyses, and keep and make available to Lessor such records and data as shall be reasonably necessary to accurately determine the quality and character of the materials which Lessee desires to mix, as hereinabove provided. That portion of any mixture of minerals or concentrated product resulting from the beneficiation of any mineral-bearing material or partially processed materials or concentrates shall be deemed to have been derived from the leased premises which the quantity of the minerals, mineral-bearing materials, or concentrates from the leased premises contributed to the mixture and determined as herein provided bears to the total quantity of all of the minerals, mineral-bearing materials or concentrates contributed to such mixtures, and similarly determined, adjusted as may be necessary according to the quality and character of the materials which have been mixed. The actual shipping weights and value of each shipment of any mixture shall be apportioned between the respective leased premises and other land contributing thereto, in accordance with the provisions hereof.

         It being the intent of this paragraph to provide an equitable and reasonably accurate method of determining the quantities and qualities of material originating on the leased premises which may be mixed with material originating elsewhere, the parties agree that Lessee may propose a different method of making such determination, and if such proposed method is acceptable to Lessor, it will be substituted for the method herein prescribed.

         10. Lessor, its officers, employees and agents so authorized on its behalf, at Lessor's sole risk and expense, shall have the right at all reasonable times to enter the leased premises and the mines or works thereon in order to inspect, examine, survey or measure the same and the production therefrom, and may inspect the books kept by Lessee in relation to the production from said leased premises, provided that said right shall be exercised so as not unnecessarily to interfere or conflict with the operations of Lessee. On written request of Lessor, Lessee shall furnish to Lessor's accredited representative a copy of all logs, assays, location and direction maps of any exploration, opening, drift, crosscut, shaft, winze, raise, diamond drill, or other holes made in order to discover, develop, outline, and mine ore or mineral-bearing materials on said leased premises. As long as this lease is in force, any and all information acquired by examination or obtained from Lessee shall be held in strict confidence by Lessor and shall not be divulged to third parties without consent of Lessee.

         11. Any mineral-bearing materials mined and recovered from said leased premises but not shipped as a part of, or processed into, products for current shipment for sale by Lessee and which contain at least 50% of the assay grade of crude ores currently being mined or processed into products for current shipment for sale from the leased premises or land in the near vicinity, shall be placed in stockpiles, on the leased premises, separate from waste material, according to good mining practice in the industry at the time such stockpiling took place. Lessee shall have the right to deposit waste removed from the leased premises or from other land in the near vicinity controlled by Lessee, including non-mineral-bearing waste and tailings, either on the leased premises or upon other nearby land, the use of the surface of which for such purposes shall have been obtained by the Lessee. Lessee shall have the right to stockpile or deposit on the leased premises ore, mineral-bearing materials, concentrates or waste material from other premises being mined by the Lessee; provided that, unless otherwise mutually agreed, any area or areas within said leased premises upon which stockpiling or deposition of materials may be planned, shall first be adequately explored and determination made so far as practicable that no economically mineable quantities of usable or mineral-bearing materials lie beneath said area or areas, the mining of which would be adversely affected by such dumping or stockpiling and in the event of dispute such determination shall be made by Board of Arbitration, as provided for in Section 13. Such exploration work shall be done prior to the stockpiling or dumping of ore, mineral-bearing materials, concentrates, or waste material of any kind that may come either from said leased premises or from other land in the near vicinity then being worked by Lessee.

         12. Lessee may, during Lessee's operations hereunder, and at Lessee's discretion, extract ore, mineral-bearing materials or concentrated products from waste or tailings resulting from Lessee's operations hereunder. No royalty shall be payable on waste or tailings when shipped from the leased premises to stockpile on other premises, or to be used as fill on or beneath the surface. In the event Lessee should elect to extract ore, mineral-bearing materials or concentrated products from waste or tailings originating from the leased premises and resulting from Lessee's operations hereunder, or, shall sell said waste and tailings for other than their metallic mineral content, royalty shall be paid by Lessee to Lessor at the rates specified herein, and in the manner herein provided, on the products so sold. Upon termination of this lease, any waste or tailings stockpiled or deposited on land owned by others than Lessor shall become the property of Lessee, and Lessee may make such disposition of such waste and tailings as Lessee deems proper without any obligation to Lessor whatsoever and any waste or tailings stockpiled or deposited on the leased premises or other land belonging to Lessor shall become the property of Lessor and Lessor may make such disposition of such waste and tailings as he deems proper without any obligation to Lessee whatsoever.

         13. It is agreed that in the event Lessor is of the opinion that Lessee's determination of royalties is erroneous and Lessor is unwilling to accept such determination, Lessor shall have the right at any time within sixty days after receiving such determination to contest the same. If Lessor desires to contest such determination, it shall do so by written notice to Lessee, and should Lessor and Lessee thereafter be unable to settle their differences and agree upon a determination within sixty days after the notice contesting the determination, the matter shall be submitted to a Board of Arbitration.

         The Board shall be composed of qualified mining engineers, one appointed by Lessee, and one appointed by Lessor, and a third appointed by the first two. In the event that the first two appointed arbitrators are unable to agree as to the third, he will be appointed by any person then holding the office of Judge of the United States District Court for the District of Nevada, upon application made by either party upon thirty days' written notice to the other party. All data forming a basis for the determination of royalties shall be made available to the Board of Arbitration, together with such other evidence as either party may wish to submit. A decision by majority vote of the Board of Arbitration shall be binding and conclusive on Lessor and Lessee. Notwithstanding the above provision for submission to three arbitrators, the matter may be submitted to arbitration hereunder to one arbitrator if the parties can agree upon one arbitrator.

The cost of the services of said Board of Arbitration shall be borne equally by the parties hereto.

         Nothing in this section shall be construed to require a cessation of mining operations hereunder in the event of a contested determination hereinabove referred to.

         14. In case Lessee shall, except by Lessor, be lawfully deprived of the possession of the rights hereby leased, or any part thereof, Lessee shall notify Lessor in writing setting forth in full the circumstances in relation thereto, whereupon Lessor may, at its option, either reinstall Lessee in possession of said rights or terminate this lease and refund to Lessee the pro rata amount of any rental theretofore paid in advance for the unexpired term of this lease from and after the receipt of such notice, whereupon no claims for damages of whatsoever kind or character incurred by Lessee by reason of such dispossession shall be chargeable against Lessor.

         15. Lessee agrees to pay, prior to delinquency, during the effective term of this lease, all taxes and assessments levied and assessed on the mineral and mining rights hereby leased and on the minerals and ores produced hereunder, including any and all production or severance taxes computed or based upon production of minerals hereunder, and on all property and improvements owned by Lessee or placed or installed on the leased premises by or under Lessee, together with any and all penalties and interest thereon. In the event Lessee fails to so pay such taxes and assessments, Lessor, at Lessor's option, may pay the taxes and assessments, together with any and all penalties and interest thereon, and Lessee agrees to reimburse Lessor promptly on demand in the full amount of the payments so made by Lessor. Lessee further agrees to reimburse Lessor promptly upon demand, for an equivalent amount of any and all taxes and assessments levied and assessed on said leased premises which shall have been paid by Lessor, for each tax fiscal year or portion thereof, during the effective term of this lease. In the event that this lease is terminated in whole or in part prior to the date when taxes and assessments on the leased premises for the current fiscal tax year become due and payable, Lessee agrees, on such termination, to pay to

Lessor, in lieu of reimbursement of the payment to be made by Lessor therefore, a sum equivalent to the taxes levied upon that part of the leased premises so terminated for the fiscal tax year immediately preceding the current fiscal tax year, prorated to the date of such termination. Notwithstanding the above provisions, Lessee shall not be liable for any and all taxes and assessments levied upon the minerals and rights reserved hereunder by Lessor.

         16. Lessor may post and maintain upon the leased premises notices of nonresponsibility as provided by law. Lessee agrees to pay in full all persons who perform labor or services on, furnish material joined or affixed to, or provide equipment for, said property, or the construction, reconstruction, repair or replacement of any structure or improvement on said property, at Lessee's instance or request. Lessee shall not permit or suffer liens of any kind or nature to be enforced against said property for such labor, services, materials or equipment. Lessor may pay such amount as may be required to release any such lien or liens, to defend any action brought thereon or to satisfy a judgment entered therein. Lessee agrees to reimburse Lessor for all costs, damages, reasonable attorney fees and amounts paid by Lessor in defending such actions, payment of said liens or satisfying judgment obtained therefor.

         17. Lessee shall abide by, comply with, and shall pay all fees imposed under, applicable, valid laws, ordinances, governmental regulations and orders pertaining to the exercise by Lessee of the rights leased hereunder and Lessee agrees to furnish forthwith to Lessor such evidence thereof as Lessor may demand. Lessee agrees to indemnify and save harmless Lessor from and against any and all liability, damages, penalties cost or expense incurred by, or imposed upon, Lessor due to Lessee's failure to do so.

         18. Lessee shall release and agrees to indemnify Lessor from and against all liability, claims, causes of action, cost or expense for injuries to or deaths of persons, or loss of or damage to property, upon or in the vicinity of the leased premises, arising out of the occupancy and use made of the leased premises hereunder by Lessee and those claiming under Lessee.

         19. Upon breach by the Lessee of any of the terms, covenants or conditions of this lease and Lessee's failure to remedy the default within ninety days after written notice from Lessor so to do, then at the option of the Lessor, notice of the exercise of which shall be given to the Lessee in writing, this lease shall forthwith cease and determine as to that portion of the leased premises to which default applies, and all rights of the Lessee in and to such property shall be at an end, whereupon Lessee shall vacate such premises and surrender possession thereof to Lessor. The waiver by Lessor of any breach of any covenant or condition thereof shall not be deemed a waiver of any other or subsequent breach hereof nor of any other covenant or condition hereof. The acceptance of payments hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any covenant or condition hereof, other than the failure of Lessee to pay such particular payment so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such payment.

         20. Notwithstanding anything to the contrary herein, Lessee may surrender and quitclaim this lease, either in its entirety or as to the leasehold mineral estate created hereby, at any time upon thirty days' written notice to Lessor, as to that part included in any one or more forty-acre legal subdivisions, according to the United States survey. Such termination of this lease shall not release any party hereto from any liability or obligation whatsoever under this lease resulting from acts, omissions or events happening prior to such termination or thereafter, to the extent this lease provides. In the event of termination of any one or more subdivisions in its entirety after the payment of any minimum annual royalty payment, as provided herein, and prior to the end of any period for which such payment is made, Lessor shall not be required to refund any of such payment. In the event, however, that Lessee wishes to quitclaim the mineral rights only in any one or more subdivisions and to retain use of such land for or in connection with mining operations on nearby premises as provided for in this section 20, Lessee shall be released only from performing exploration and mining work required hereunder on the lands on which the mineral interest is so terminated. Lessee shall be required to perform all exploration and mining work required hereunder on the lands on which the mineral interest is so retained.

         In the event this Lease of Mining Rights is terminated as to any one or more forty-acre legal subdivision as provided for herein, upon payment to Lessor of the annual advance rental in an amount equal to the sums provided for herein as annual minimum royalties, this lease shall remain in effect as to those forty-acre subdivisions of the leased premises occupied or required for the purposes of rights of way in connection with its use of adjoining or nearby property for mining purposes and for stockpiling waste, ore or concentrated materials mined from the leased premises or adjoining property for so long as this lease remains in effect as to any remaining portion of the leased premises.

         21. In the event of termination of this lease, in whole or in part, Lessee shall surrender to Lessor peaceable possession of the leased premises so terminated and shall deliver to Lessor a duly executed quitclaim deed therefor. Lessee shall provide with said quitclaim deed a certificate of title from a responsible title company covering the lands so quitclaimed for the period of time that Lessee is in possession of the premises under this lease, which certificate is made at the time of recordation of such quitclaim deed, and if there are any rights, interests, claims, liens or encumbrances conveyed, created, done, made or suffered by Lessee, or anyone claiming under Lessee, Lessee shall take such actions, steps and proceedings as may be deemed necessary to terminate and extinguish any such rights, interests, liens and encumbrances, failing in which Lessor may do so at the sole expense of Lessee, which expense, plus reasonable attorney fees, Lessee agrees to pay to Lessor on demand.

         22. Lessee shall have one year after termination of this lease, as to all or any portion of the leased premises, to remove therefrom the property and improvements owned by Lessee, provided Lessee is not then in default under the provisions hereof, except that building and machinery foundations and underground support structures shall be left in place and title thereto shall vest in Lessor, unless Lessor shall give its written consent to Lessee to remove the same. Upon Lessee's failure to remove the above property and improvements authorized to be removed within said one-year period, from the leased premises or portion thereof, for which this lease has been terminated, title to said property and improvements shall vest in Lessor, provided that if Lessee is hampered by snowdrifts, washouts, inclement weather, or other causes beyond Lessee's control from completing the removal of such property and improvements within the time specified, Lessor agrees to extend the removal time for a reasonable period, if so requested by Lessee prior to expiration of said one-year period. Upon termination of this lease, in whole or in part, Lessee shall leave the leased premises in satisfactory condition, including proper fencing and protection of all openings, caves, excavations and holes in such manner as may be required by applicable laws, regulations and orders of governmental bodies having jurisdiction in the premises and in accordance with good mining engineering practice. If at the end of one year after such termination of this lease, Lessee fails to leave the leased premises in such satisfactory condition, Lessor may remove said property and improvements and restore the leased premises to a satisfactory condition, at Lessee's expense, which expense Lessee agrees to pay to Lessor upon demand.

         If Lessee, within or prior to said one-year period after termination of this lease, shall have removed from the leased premises, as to which said termination is effective, ores, mineral-bearing materials or concentrates, Lessor shall be entitled to payment of royalties therefor, as provided in
Section 8 herein, and Lessor shall have a lien thereon for the fair value thereof, until such ores, mineral-bearing materials and concentrates are sold or Lessee has paid to Lessor the royalties due and payable therefor. In the event Lessee removes ores, mineral-bearing materials or concentrates mined from the leased premises and fails to sell the same within ninety days thereafter, Lessee agrees to pay to Lessor the fair value thereof within one hundred twenty days after the date of their removal by Lessee.

         23. If Lessee is adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or file a voluntary petition under any law having for its purpose the adjudication of Lessee a bankrupt, or the extension of time of payment, composition, adjustment, modification, settlement or satisfaction of the liabilities of Lessee, or a receiver be appointed for the property of Lessee by reason if the insolvency of Lessee, notwithstanding anything to the contrary elsewhere in the lease, Lessor shall have the immediate right to terminate this lease and to take exclusive possession of the leased premises. The acceptance of rent or other payments for the use of the leased premises shall not constitute a waiver of Lessor's right to terminate this lease as above set forth.

         24. Any notice, demand or report which either of the parties hereto may be required or may desire to give to the other party hereto shall be in writing and shall be sufficiently given if mailed by United States certified mail in a sealed and postpaid envelope addressed as hereinafter provided. Any such instrument to be directed to Lessor shall be addressed to it and payments shall be made hereunder to it at Natural Resources, One Market Street, San
Francisco, California 94105.

         Any such instrument to be directed to Lessee shall be addressed to Lessee at: Suite 1900, 101 Richmond Street West, Toronto, Canada MSH ITI.

         The place to which such notices, demands or reports shall be addressed and the place where payments hereunder shall be made may be changed from time to time by the party or parties whose address is to be changed by notice given as above provided.

         25. Lessee agrees to pay to Lessor interest at the rate of 10% per annum upon any and all amounts whatsoever due under this lease to Lessor, such interest to be due and payable on all amounts remaining unpaid for more than 30 days from the date payment of each such amount is due and owing to Lessor or from the date of each breach by Lessee of an obligation hereunder, as the case may be.

         26. This instrument is intended as, and is, a lease. Lessor will not be called upon or required to make any repairs, or incur any expense of any kind or nature upon or in connection with said property for and during the term of this lease, but all such expenses shall be borne by Lessee.

         27. Time and specific performance are of the essence of this lease.

         28. No assignment of this lease or any sublease or agreement affecting this lease shall be valid unless made with the written consent of Lessor, except to any parent or subsidiary corporation or to any corporation in which Lessee holds the majority of the outstanding capital stock. Subject to the above, this lease shall inure to the benefit and be binding upon the successors and assigns of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have duly executed this lease as of the day and year first hereinabove written.







                                        SOUTHERN PACIFIC LAND COMPANY


                                        By /s/ [ILLEGIBLE]
                                          ----------------------------------
                                          General Manager, Natural Resources


                                        Attest /s/ [ILLEGIBLE]
                                              ------------------------------
                                               Assistant Secretary




                                        LONG LAC MINERAL EXPLORATION LIMITED


                                        By /s/ [ILLEGIBLE]
                                          ----------------------------------
                                                                   PRESIDENT


                                           /s/ [ILLEGIBLE]
                                        ------------------------------------
                                                                   SECRETARY

                                   EXHIBIT "A"


         Attached to and made a part of Mining Lease No. SPL-634 dated 15th day of February, 1976, from SOUTHERN PACIFIC LAND COMPANY to LONG LAC MINERAL EXPLORATION LIMITED.




                               MDM
Description             Sec.   Twp.    Rge.   Acres

E 1/2                    25    36N     49E   320.00

                                   EXHIBIT I

                  SECOND AMENDMENT TO ASSIGNMENT AND AGREEMENT


         THIS SECOND AMENDMENT TO ASSIGNMENT AND AGREEMENT (the "Second Amendment"), dated as of the 18th day of December, 1989, is by and between LAC MINERALS (USA) INC. ("LAC") and BARRICK GOLDSTRIKE MINES INC. ("Barrick").


                                    RECITALS

         A. LAC is the successor in interest to Long Lac Mineral Exploration Limited, the assignor under the Assignment and Agreement dated February 24, 1979 by and between Long Lac Mineral Exploration Limited and Western States Minerals Corporation (the "Assignment and Agreement").

         B. The Assignment and Agreement was amended by the First Amendment to Assignment and Agreement dated October 16, 1981 (the "First Amendment").

         C. Barrick is the successor in interest to Western States Minerals Corporation, assignee under the Assignment and Agreement and the First Amendment.

         D. LAC and Barrick now desire to amend the Assignment and Agreement a second time (the "Second Amendment") for the purposes of, among other things, modifying the right of Barrick to release property from the Assignment and Agreement and to permit LAC to seek damages in the event of a default under the Assignment and Agreement, to permit LAC to take its royalty "in kind", and to receive production reports for royalty purposes.


                                    AGREEMENT

         For good and valuable consideration, the sufficiency of which is hereby confessed and acknowledged, LAC and Barrick agree as follows:

         1. The first paragraph of Section 6 of the Assignment and Agreement is deleted in its entirety and in place thereof is substituted the following:

                  Subject to the provisions of this paragraph, Barrick shall have the right, but not the obligation, at any time to reconvey, abandon, or release any or all or any one of the SJ claims, and all or any portion of the SP Lease and thereby terminate this Agreement as to such property. If Barrick desires to reconvey, abandon or release all or any portion of the Subject Properties, Barrick shall give written notice to LAC. LAC shall then have 45 days in which to advise Barrick in writing of its desire to accept a reconveyance or to decline a reconveyance of such property. During such period Barrick shall permit LAC to inspect such property and to have access to records in Barrick's possession or control with respect thereto, and shall authorize the release to LAC of information or documents in the hands of third parties, including governmental bodies, with respect to such property. If LAC declines a reconveyance or if LAC fails to respond to Barrick's notice in writing within 45 days, Barrick shall be free to abandon or release such property and LAC shall have no further rights in such property. With respect to any of the properties covered by the SP Lease, Barrick also shall comply with the provisions of the SP Lease.

         2. Section 12 is amended by changing the addresses as follows:


         for LAC:

                  LAC MINERALS (USA) INC.
                  Royal Bank Plaza
                  Suite 2100, North Tower
                  P.O. Box 156
                  Toronto, Ontario
                  Canada M5J 2J4


         for Barrick:

                  Barrick Goldstrike Mines Inc.
                  P.O. Box 29
                  Elko, Nevada 89801


         3. Section 17 of the Assignment and Agreement is deleted in its entirety and in place thereof is substituted the following:

                  17. Default. From and after the date of this Second Amendment, should any material default in any of the terms or provisions hereof occur, LAC shall give notice to Barrick in writing, as hereinafter provided, designating such asserted default. Barrick shall thereafter have a period of sixty (60) days from the date of receipt of such notice in which to correct or commence action to correct the default of which it has received notice. Should Barrick fail to correct said defaults within the said 60 day period, or having commenced action to correct should fail to continue such action to completion with diligence, LAC may, at its election, upon written notice to Barrick, cancel and terminate this Agreement or institute proceedings to recover damages for the default.

         4. A new Section 22 is added to the Assignment and Agreement, as follows:

                  22. Royalty In Cash or In Kind.

                           (a) LAC may elect to receive its share of royalty "in
cash" or "in kind" as refined bullion (based on "net smelter returns" as defined in the First Amendment to Assignment and Agreement dated October 16, 1981). The election may be exercised once per year on a calendar year basis during the life of production from the Subject Properties. Notice of its election to receive the following year's royalty in cash or in kind shall be made in writing by LAC delivered to Barrick on or before November 1 of each year. In the event no written election is made by LAC, the royalty will continue to be paid as it is then being paid.

                           (b) If LAC elects to receive its royalty in cash,
such royalty shall be payable on the 30th day of each month following the month in which gold or other refined products are delivered or made available to Barrick from the refiner. For products produced from the Subject Properties other than refined gold or other refined products, payment shall be made within 30 days of the end of the month in which such products are sold. The price used for calculating the cash amount due to LAC shall be based upon the average spot price for gold or other products during the month in which gold or other products are sold and shall not reflect the actual proceeds received by Barrick as a result of any "hedging" or "trading" techniques employed by Barrick. For gold, the London p.m. fix shall be used to determine the average monthly spot price.

                           (c) (i) If LAC elects to receive its share of royalty
in kind, LAC shall open a bullion storage account at each refinery or mint designated by Barrick as a possible recipient of dore or bullion in which LAC owns an interest. LAC shall be solely responsible for all costs and liabilities associated with maintenance of such account or accounts.

                               (ii) Royalty shall be due to LAC upon completion
by the mint or refinery from time to time of the refining of any gold or silver produced from the Subject Properties. On or before the tenth day of each calendar month, Barrick shall deliver written instructions to the mint or refinery, with a copy to LAC, directing the mint or refinery to deliver gold or silver bullion due to LAC in respect of the royalty, by crediting to LAC's account a percentage of all ounces of gold or silver bullion refined. The percentage of bullion to be credited to LAC's account will be based upon LAC's share of the previous months' production from the Subject Properties as calculated pursuant to the Commingling Agreement between Barrick and LAC. The instruction shall remain in effect until the date the next monthly instruction is made by Barrick.

                               (iii) Title to gold or silver bullion paid to
LAC under this Agreement shall pass to LAC at the time such gold or silver bullion is credited to LAC's account at the mint or refinery.

                           (d) LAC agrees to hold harmless Barrick for any
liability imposed as a result of the election by LAC to receive royalty in kind and from any losses incurred as a result of LAC's trading or hedging activities. LAC assumes all responsibility for any shortages which occur as a result of LAC's anticipation of credits to its account in advance of the actual deposit or credit to its account by a refiner or smelter of ounces.

                           (e) Within 30 days of the receipt of a statement
showing charges incurred by Barrick for transportation, smelting or other costs deductible under the First Amendment to Assignment and Agreement, LAC shall remit to Barrick full payment for such charges. If LAC does not pay such charges when due, Barrick shall have the right, at its election, to deduct the gold equivalent of such charges from the ounces of gold to be credited to LAC in the following month.

         5. A new Section 23 is added to the Assignment and Agreement, as follows:

                  23. Reports on Production. Barrick shall report by facsimile transmission, the following information:

                           (a) Barrick shall report to LAC by facsimile
transmission information related to the production of ore and dore and refinement of bullion in which LAC owns an interest on the following basis:

                               (i) on a weekly basis, a photocopy of all shipping reports.

                               (ii) by the 10th day of each month for the preceding month, a report detailing:

                                    (A) the number of tons of ore treated or processed in each facility;

                                    (B) the average grade of ore treated or
                                    processed in each facility;

                                    (C) the ounces of gold and silver produced at each facility;

                                    (D) LAC's percentage share of ore treated or processed and ounces of gold and silver produced at each facility calculated in accordance with the Commingling Agreement between LAC and Barrick;

                                    (E) the dore production; and

                                    (F) LAC's percentage of dore production
                                    calculated in accordance with the
                                    Commingling Agreement between LAC and
                                    Barrick.

                               (ii) within 30 business days after the end of each calendar month, a report:

                                    (A) the total number of refined ounces
                                    reported in refiner's statements received during the previous month and the number of ounces credited to LAC's account; and

                                    (B) all costs chargeable to LAC under the Assignment and Agreement, including all custom smelting costs, treatment charges and penalties, transportation, and insurance costs.

                           (b) Should the reports on production by Barrick to
LAC be deficient, then LAC shall notify Barrick of the deficiencies and Barrick shall use its best efforts to correct such deficiencies and modify future reporting procedures to provide LAC with such information as LAC requests.

                           (c) Barrick shall instruct each mint or refinery at
which LAC has opened a storage account to report directly to LAC immediately after refining each shipment of dore bars to such mint or refinery, the following:

                               i) a list of each dore bar received, its serial number, the date received and the date refining was completed.

                               ii) the number of ounces of all gold and silver bullion produced from each such shipment, and the number of ounces of gold and silver credited to LAC's account, together with LAC's assigned account number.

         All reports shall be sent by facsimile transmission, with copy by mail, to the following address:

                  LAC Minerals (USA) Inc.
                  Attention: Chief Financial Officer
                  Suite 2100, P.O. Box 156
                  North Tower, Royal Bank Plaza
                  Toronto, Ontario, M5J 2J4

                  (telecopier number:  (416) 865-9597)

         6. A new Section 24 is added to the Assignment and Agreement, as follows:

                  24. Quarterly Reconciliation.

                           (a) The parties recognize that a period of time
exists between the production of ore, the production of dore from ore, the production of bullion from dore and the receipt of refiner's statements for refined bullion. As a result, the monthly instructions from Barrick to the refiner set forth in Section 22(c) above for purposes of crediting LAC's account with bullion will not coincide exactly with the actual amount of bullion refined from ores produced from the Subject Properties. The parties agree, therefore, to reconcile on a quarterly basis the production of ores and dore for the quarter. The reconciliation will be made by Barrick and delivered to LAC within 60 days of the end of each calendar quarter.

                           (b) In the event that LAC has been underpaid in the
previous calendar quarter, Barrick shall instruct the refiner to credit LAC's account during the ensuing month with the number of ounces necessary to bring LAC's royalty into balance. If LAC has been overpaid in the previous calendar quarter, Barrick shall instruct the refiner to withhold the number of ounces necessary to bring LAC's royalty into balance. In neither case will either party be required to make direct payments or repayments to the other party and neither party shall otherwise be liable to the other for any such overpayments or underpayments.

         7. A new Section 25 is added to the Assignment and Agreement, as follows:

                  25. Confidentiality. LAC shall not, without the prior written consent of Barrick, knowingly disclose to any third party any information or data obtained pursuant to LAC's exercise of its rights under Section 1 of this Agreement which is not generally available to the public; provided, however, LAC may disclose information or data pertinent to its royalty: (i) if required for compliance with applicable laws, rules, regulations, or orders of a governmental agency or stock exchange having jurisdiction; (ii) to any third party to whom LAC, in good faith, anticipates selling or assigning its interest in the Subject Properties, or (iii) to a prospective lender to whom an interest in payments of production royalties to be made to LAC has been granted as security, provided that Barrick shall have been provided with a confidentiality agreement executed by such third party (excluding government agencies) or lender, which agreement shall include the confidentiality provision of this Section 4.

         8. Exhibit A to this Assignment and Agreement is replaced in its entirety with Exhibit "A" attached to this Second Amendment.

         9. As amended by the First Amendment to Assignment and Agreement and by this Second Amendment, the Assignment and Agreement is hereby ratified, republished and confirmed, and as amended remains in full force and effect subject, however, to applicable provisions of that certain Settlement Agreement dated as of December 18, 1989, between LAC and Barrick, and the Commingling Agreement made pursuant thereto.


                                 "LAC"



                                      LAC MINERALS (USA) INC.



                                      By: /s/ [ILLEGIBLE]
                                         --------------------------------
                                             Title: PRESIDENT




                                 "BARRICK"



                                      BARRICK GOLDSTRIKE MINES INC.



                                      By: /s/ [ILLEGIBLE]
                                         --------------------------------
                                             Title: Vice President

                           DESCRIPTIONS OF PROPERTIES


I. UNPATENTED MINING CLAIMS


         The following described unpatented lode mining claims located in the Lynn Mining District, Eureka County, Nevada which are situated substantially in the N 1/2 S 1/2, S 1/2 NE 1/4, and SE 1/4 NW 1/4 of Section 24, T. 36 N., R. 49
E., M.D.B.&M.

                  DATE OF      EUREKA CO.          BLM
 CLAIM NAME       LOCATION     BOOK/PAGE        SERIAL NO.

     SJ 1         01/15/88      175/196           471413
     SJ 2         01/15/88      175/197           471414
     SJ 3         01/15/88      175/198           471415
     SJ 4         01/15/88      175/199           471416
     SJ 5         01/15/88      175/200           471417
     SJ 6         01/15/88      175/201           471418
     SJ 7         01/15/88      175/202           471419
     SJ 8         01/15/88      175/203           471420
     SJ 9         01/15/88      175/204           471421
     SJ 10        01/15/88      175/205           471422
     SJ 11        01/15/88      175/206           471423
     SJ 12        01/15/88      175/207           471424
     SJ 13        01/15/88      175/208           471425
     SJ 14        01/15/88      175/209           471426
     SJ 15        01/15/88      175/210           471427
     SJ 16        01/15/88      175/211           471428

Additional Certificates of Location for the SJ Nos. 1-16 have been filed as follow:


     SJ 1         07/21/87      162/051           427376
     SJ 2         07/21/87      162/052           427377
     SJ 3         07/21/87      162/053           427378
     SJ 4         07/21/87      162/054           427379
     SJ 5         07/15/87      162/055           427380
     SJ 6         07/15/87      162/056           427381
     SJ 7         07/15/87      162/057           427382
     SJ 8         07/15/87      162/058           427383
     SJ 9         07/15/87      162/059           427384
     SJ 10        07/15/87      162/060           427385

SJ 11        07/16/87       162/061          427386
SJ 12        07/16/87       162/062          427387
SJ 13        07/16/87       162/063          427388
SJ 14        07/16/87       162/064          427389
SJ 15        07/16/87       162/065          427390
SJ 16        07/16/87       162/066          427391


SJ 1         08/14/75       52/327           73188
SJ 2         08/14/75       52/328           73189
SJ 3         08/14/75       52/329           73190
SJ 4         08/14/75       52/330           73191
SJ 5         08/14/75       52/331           73192
SJ 6         08/14/75       52/332           73193
SJ 7         08/14/75       52/333           73194
SJ 8         08/14/75       52/334           73195
SJ 9         08/14/75       52/335           73196
SJ 10        08/14/75       52/336           73197
SJ 11        08/14/75       52/337           73198
SJ 12        08/14/75       52/338           73199
SJ 13        08/14/75       52/339           73200
SJ 14        08/14/75       52/340           73201
SJ 15        08/14/75       52/341           73202
SJ 16        08/14/75       52/342           73203


II. MINING LEASE


         The following described Mining Lease located in the Lynn Mining District, Eureka County, Nevada:

         Mining Lease No. SPL-634 dated February 15, 1976 by and between Southern Pacific Land Company and Long Lac Mineral Exploration Limited covering the E 1/2 of Section 25, T. 36 N., R. 49 E., M.D.B.&M. A Memorandum of Lease is recorded in Book 75 at page 427 of the Eureka County records.